Exhibit 4.19

Dated    26    March 2025

US$85,000,000

TERM LOAN FACILITY

THE COMPANIES

listed in Part A of Schedule 1

as joint and several Borrowers

and

GLOBAL SHIP LEASE, INC.

as Guarantor

and

THE BANKS AND THE FINANCIAL INSTITUTIONS

as Original Lenders

and

UBS AG

as Facility Agent

and

UBS AG

as Security Agent

FACILITY AGREEMENT

relating to
(i) the refinancing of the Existing Indebtedness secured on the Ships and (ii) for general working capital purposes

Index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		37
2	The Facility	37
3	Purpose	38
4	Conditions of Utilisation	38
Section 3 Utilisation		40
5	Utilisation	40
Section 4 Repayment, Prepayment and Cancellation		42
6	Repayment	42
7	Prepayment and Cancellation	43
Section 5 Costs of Utilisation		47
8	Rate Switch	47
9	Interest	48
10	Interest Periods	49
11	Changes to the Calculation of Interest	50
12	Fees	51
Section 6 Additional Payment Obligations		52
13	Tax Gross Up and Indemnities	52
14	Increased Costs	56
15	Other Indemnities	57
16	Mitigation by the Finance Parties	61
17	Costs and Expenses	61
Section 7 Guarantees and Joint and Several Liability of Borrowers		63
18	Guarantee and Indemnity – Guarantor	63
19	Joint and Several Liability of the Borrowers	66
Section 8 Representations, Undertakings and Events of Default		68
20	Representations	68
21	Information Undertakings	75
22	Financial Covenants	79
23	General Undertakings	80
24	Insurance Undertakings	88
25	Anti-Boycott Regulations	94
26	General Ship Undertakings	95
27	Security Cover	101
28	Accounts, application of Earnings	103
29	Events of Default	104
Section 9 Changes to Parties		110
30	Changes to the Lenders	110
31	Changes to the Transaction Obligors	116
Section 10 The Finance Parties		118
32	The Facility Agent	118
33	The Security Agent	127
34	Conduct of Business by the Finance Parties	142
35	Sharing among the Finance Parties	142
Section 11 Administration		144
36	Payment Mechanics	144

EUROPE/78117511v9

37	Set-Off	147
38	Bail-In	148
39	Notices	148
40	Calculations and Certificates	151
41	Partial Invalidity	151
42	Remedies and Waivers	151
43	Settlement or Discharge Conditional	151
44	Irrevocable Payment	152
45	Amendments and Waivers	152
46	Confidential Information	156
47	Counterparts	160
48	Electronic Execution	160
Section 12 Governing Law and Enforcement		161
49	Governing Law	161
50	Enforcement	161

Schedules

Schedule 1 The Parties	162
Part A The Obligors	162
Part B The Original Lenders	167
Part C The Servicing Parties	168
Part D The Account Bank	169
Schedule 2 Conditions Precedent	170
Part A Conditions Precedent to Utilisation Request	170
Part B Conditions Precedent to Utilisation of the loan	173
Schedule 3 Requests	175
Part A Utilisation Request	175
Part B Selection Notice	180
Schedule 4 Form of Transfer Certificate	185
Schedule 5 Form of Assignment Agreement	188
Schedule 6 Form of Compliance Certificate	191
Schedule 7 Details of the Ships	192
Schedule 8 Timetables	194
Schedule 9 Risk Free Rate Terms	195
Schedule 10 Daily Non-Cumulative Compounded RFR Rate	199

Execution

Execution Pages	201

EUROPE/78117511v9

THIS AGREEMENT is made on    26    March 2025

Parties

(1)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as joint and several borrowers (the "Borrowers")
(2)	GLOBAL SHIP LEASE, INC., a corporation incorporated in the Republic of the Marshall Islands, whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as guarantor (the "Guarantor")
(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")
(4)	UBS AG as agent of the other Finance Parties (the "Facility Agent")
(5)	UBS AG as security agent for the Secured Parties (the "Security Agent")

Background

The Lenders have agreed to make available to the Borrowers a senior secured term loan facility in an aggregate amount of up to the lower of (i) $85,000,000 and (ii) 50 per cent. of the aggregate Initial Market Value of the Ships to be refinanced by this Agreement on the Utilisation Date, for the purpose of (i) fully refinancing the Existing Indebtedness secured on the Ships and (ii) for general working capital purposes.

Operative Provisions

1	EUROPE/78117511v9

Section 1

Interpretation

1	Definitions and Interpretation
1.1	Definitions

In this Agreement:

"Account Bank" means UBS AG, having its registered office at Bahnhofstrasse 45, 8001 Zurich, Switzerland, acting through its office at St. Alban-Graben 1-3, Basel 4051, Switzerland, or any replacement bank or other financial institution as may be specified pursuant to Clause 30.10 (Account Transfer) or otherwise be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

"Account Security" means a document creating Security over any Earnings Account in agreed form.

"Additional Business Day" means any day specified as such in the Risk Free Rate Terms.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Facility Agent, such approval not to be unreasonably withheld.

"Approved Classification" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Details of the Ships) or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to a Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 7 (Details of the Ships) or any other classification society which is a member of the International Association of Classification Societies ("IACS"), approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Approved Commercial Manager" means, in relation to a Ship, as at the date of this Agreement, Conchart Commercial Inc. or any other person approved in writing by the Facility Agent acting with the authorisation of all the Lenders as the commercial manager of that Ship.

"Approved Flag" means the flag of the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Panama or such other flag and, if applicable, port of registry approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval not be unreasonably withheld) and a reference to "the Approved Flag" shall be a reference to the flag and, if applicable, port of registry under which each Ship is then flagged with the agreement of the Facility Agent acting with the authorisation of the Majority Lenders.

"Approved Flag State" means the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Panama, or any other country approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval not be unreasonably withheld) and a reference to "Approved Flag State" shall be a reference to the country where each Ship is then flagged with the agreement of the Facility Agent acting with the authorisation of the Majority Lenders.

2	EUROPE/78117511v9

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

"Approved Technical Manager" means, in relation to a Ship, as at the date of this Agreement, Technomar Shipping Inc. or any other person or company which is an Affiliate of, or of common controlling interests with, Technomar Shipping Inc. approved in writing by the Facility Agent acting with the authorisation of all the Lenders as the technical manager of that Ship.

"Approved Valuer" means any of Maersk Brokers K/S, Barry Rogliano Salles, Howe Robinson (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders, subject in any case to the Facility Agent's periodic review for the purposes of excluding any Restricted Party.

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignable Charter" means a Charter (including, if applicable, any Initial Charter) in respect of a Ship which has a duration of 12 months or more (excluding any options to renew) or any bareboat charter in respect of that Ship and any relevant Charter Guarantee, entered or to be entered into by the relevant Borrower which is the owner thereof and a charterer (including, if applicable, an Initial Charterer) or, as the context may require bareboat charterer in respect of that Ship and, in the plural, means all of them.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including:

(a)	the date of this Agreement to and including 30 April 2025, or such longer period as the Facility Agent may accept in writing on the instruction of all the Lenders; or
(b)	the date on which the Lenders' obligation to advance the Loan or any part thereof is cancelled or terminated.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and
(b)	in relation to any proposed Utilisation, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

3	EUROPE/78117511v9

"Bail-In Legislation" means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;
(b)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and
(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

"Balloon Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Beneficial Ownership Regulation" means 1 C.F.R. §1010.230.

"Borrower" means any one of Borrower A, Borrower B, Borrower C, Borrower D, Borrower E, Borrower F, Borrower G, Borrower H, Borrower I, Borrower J, Borrower K, Borrower L, Borrower M, Borrower N, Borrower O, Borrower P, Borrower Q or Borrower R and in the plural means all of them.

"Borrower A" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower B" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower C" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower D" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower E" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower F" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower G" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower H" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower I" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower J" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower K" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower L" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower M" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower N" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower O" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower P" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower Q" means the company specified as such in Part A of Schedule 1 (The Parties).

"Borrower R" means the company specified as such in Part A of Schedule 1 (The Parties).

4	EUROPE/78117511v9

"Break Costs" means:

(a)	in respect of any Forward Rate Loan, any amount specified as "Forward Rate Break Costs" in the applicable Risk Free Rate Terms; or
(b)	in respect of any Compounded Rate Loan, any amount specified as "Compounded Rate Break Costs" in the applicable Risk Free Rate Terms.

"Business Day" means a day (other than a Saturday or a Sunday) which is not a public holiday in Athens, and on which banks are open for general business in Zurich and Basel, and in relation to any date when a payment in Dollars is required to be made under a Finance Document, also in New York and in relation to:

(a)	any date for payment or purchase of an amount relating to a Compounded Rate Loan;
(b)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan or otherwise in relation to the determination of the length of such an Interest Period; or
(c)	the fixing of an interest rate for a Forward Rate Loan,

which is an Additional Business Day relating to that Forward Rate Loan or Compounded Rate Loan (as the case may be) or any relevant part of it;

"Business Day Convention" has the meaning given to that term in the Risk Free Rate Terms.

"Central Bank Rate" has the meaning given to that term in the Risk Free Rate Terms.

"Central Bank Rate Adjustment" has the meaning given to that term in the Risk Free Rate Terms.

"Central Bank Rate Spread" has the meaning given to that term in the Risk Free Rate Terms.

"Charter" means, in relation to a Ship, any charter relating to that Ship (including, without limitation, an Initial Charter or any other Assignable Charter relating to that Ship), or other contract for its employment, whether or not already in existence.

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (if any and whether or not already issued) supporting a Charter, the form of which shall not be subject to the Facility Agent's prior approval.

"Charterparty Assignment" means, in relation to an Assignable Charter (including, if and as applicable, an Initial Charter) or relevant Charter Guarantee of a Ship, a specific deed of assignment of the rights, title and interests of the relevant Borrower under that Initial Charter or that other Assignable Charter (as the case may be) and any Charter Guarantee relevant thereto in the agreed form.

"Code" means the US Internal Revenue Code of 1986.

5	EUROPE/78117511v9

"Commercial Management Agreement" means, in relation to a Ship, the agreement entered into between the relevant Borrower and the Approved Commercial Manager regarding the commercial management of that Ship.

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and
(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement pursuant to the relevant Transfer Certificate,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Guarantor and the Facility Agent.

"Compounded Rate Break Costs" has the meaning given to that term in the Risk Free Rate Terms.

"Compounded Rate Interest Payment" means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under the Finance Documents; and
(b)	relates to a Compounded Rate Loan;

"Compounded Rate Loan" means the Loan or any part of the Loan or, if applicable, Unpaid Sum which is, or becomes, a "Compounded Rate Loan" pursuant to Clause 8.1 (Switch to Compounded Reference Rate) or paragraph (d) of Clause 11.1 (Unavailability of Forward Rate before Rate Switch Date).

"Compounded Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day.

"Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrowers, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)	specifies a calculation methodology for that rate; and
(c)	has been made available to the Borrowers and each Finance Party;

6	EUROPE/78117511v9

"Confidential Information" means all information relating to any Transaction Obligor, the Ships, any Restricted Party, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Transaction Obligor or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Transaction Obligor or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 46 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any Transaction Obligor or any of its advisers; or
(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 10 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Rate" means the rate specified as such in the applicable Risk Free Rate Terms.

"Debt Purchase Transaction" means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;
(b)	enters into any sub-participation in respect of; or
(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or Loan amount outstanding under this Agreement;
7	EUROPE/78117511v9

"Deed of Release" means, in relation to each Existing Agreement, a deed releasing the Existing Security under that Existing Agreement in a form acceptable to the Facility Agent and, in the plural means, all of them.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or
(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

"Dividend Payment" means, in relation to an Obligor, any of the following:

(a)	a declaration, making or payment of any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its equity interests;
(b)	a repayment or distribution of any dividend or share premium reserve; or
(c)	a redemption, repurchase, defeasance, retirement or repayment of any of its issued shares or a resolution to do any of the foregoing.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

8	EUROPE/78117511v9

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:
(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;
(ii)	the proceeds of the exercise of any lien on sub-freights;
(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;
(iv)	remuneration for salvage and towage services;
(v)	demurrage and detention moneys;
(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;
(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire (if applicable);
(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and
(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank;
(b)	any other account in the name of that Borrower with the Account Bank which may, pursuant to Clause 30.10 (Account Transfer) or otherwise with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or
(c)	any sub-account of any account referred to in paragraph (a) or (b) above.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

9	EUROPE/78117511v9

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or
(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or
(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to vessel disposal, energy efficiency, carbon reduction, emissions, emissions trading, pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC, as the same may be amended or replaced from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 29 (Events of Default).

10	EUROPE/78117511v9

"Existing Agreement" means Existing Agreement I, Existing Agreement II or Existing Agreement III.

"Existing Agreement I" means in respect of Borrower A, Borrower B and Borrower C, the facility agreement dated 30 December 2021 (as amended and restated by an amendment and restatement agreement dated 18 July 2023 and as further from time to time amended, restated and/or supplemented) and made between (inter alios) (i) Borrower A, Borrower B and Borrower C as joint and several borrowers, (ii) the banks and financial institutions listed in Part B of Schedule 1 (The Parties) therein as lenders and (iii) E.Sun Commercial Bank, Ltd and others as mandated lead arrangers, (iv) E.Sun Commercial Bank, Ltd as facility agent and (v) E.Sun Commercial Bank, Ltd as security agent, in respect of a facility of (originally) up to US$60,000,000.

"Existing Agreement II" means in respect of Borrower D, Borrower E, Borrower F, Borrower G, Borrower H, Borrower I, Borrower J, Borrower K, Borrower L, Borrower M and Borrower N, the facility agreement dated 6 July 2021 (amended and restated by a deed of amendment and restatement dated 4 July 2023 and as further from time to time amended, restated and/or supplemented) and made between (inter alios) (i) Borrower D, Borrower E, Borrower F, Borrower G, Borrower H, Borrower I, Borrower J, Borrower K, Borrower L, Borrower M and Borrower N as joint and several borrowers, (ii) the banks and financial institutions listed in Part B of Schedule 1 (The Parties) therein as lenders and (iii) Credit Agricole Corporate and Investment Bank and Hamburg Commercial Bank AG as mandated lead arrangers, (iv) Credit Agricole Corporate and Investment Bank as facility agent and (v) Credit Agricole Corporate and Investment Bank as security agent, in respect of a facility of (originally) $140,000,000.

"Existing Agreement III" means in respect of Borrower O, Borrower P, Borrower Q and Borrower R, the facility agreement dated 18 May 2023 (as from time to time amended, restated and/or supplemented) and made between (inter alios) (i) Borrower O, Borrower P, Borrower Q and Borrower R as joint and several borrowers, (ii) the financial institutions listed in Part B of Schedule 1 (The Parties)therein as lenders and (iii) Macquarie Bank Limited, London Branch as arranger, facility agent and security agent, in respect of a facility of (originally) up to $76,000,000.

"Existing Indebtedness" means, at any date, the outstanding indebtedness of the relevant Borrowers on that date under the relevant Existing Agreement.

"Existing Security" means any Security created to secure the Existing Indebtedness under each relevant Existing Agreement.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
11	EUROPE/78117511v9

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Finance Document" means:

(a)	this Agreement;
(b)	the Utilisation Request;
(c)	any Risk Free Rate Supplement;
(d)	any Compounding Methodology Supplement;
(e)	any Security Document;
(f)	any Managers' Undertaking;
(g)	any Subordination Agreement;
(h)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or
(i)	any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent or a Lender.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
12	EUROPE/78117511v9

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;
(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);
(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Forward Rate" means the rate specified as such in the applicable Risk Free Rate Terms.

"Forward Rate Break Costs" has the meaning given to that term in the Risk Free Rate Terms.

"Forward Rate Loan" means the Loan or any part of the Loan or, if applicable, Unpaid Sum which is not a Compounded Rate Loan.

"Forward Rate Quotation Day" means in relation to any period for which an interest rate is to be determined, two RFR Banking Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Forward Rate Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Forward Rate Quotation Day will be the last of those days).

"Forward Reference Rate" means, in relation to any Forward Rate Loan:

(a)	the applicable Forward Rate as of the applicable Forward Rate Quotation Day and for a period equal in length to the Interest Period of that Forward Rate Loan; or
(b)	as otherwise determined pursuant to paragraphs (a) to (c) of Clause 11.1 (Unavailability of Forward Rate before Rate Switch Date),

and if, in either case, that rate is less than zero, the Forward Rate shall be deemed to be zero.

"GAAP" means generally accepted accounting principles in the United States of America including IFRS.

"General Assignment" means, in relation to a Ship, the general assignment creating first ranking Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship, in agreed form.

"Group" means the Guarantor and its Subsidiaries from time to time throughout the Security Period.

"GSL Policy" means the Guarantor's Whistleblower Policy as it is included in the Guarantor's public Code of Business Conduct and Ethics.

13	EUROPE/78117511v9

"Historic Forward Rate" means, in relation to any Forward Rate Loan, the most recent applicable Forward Rate for a period equal in length to the Interest Period of that Forward Rate Loan and which is as of a day which is no more than three RFR Banking Days before the Forward Rate Quotation Day.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"Hong Kong Convention" means the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships (2009), as the same may be amended or replaced from time to time.

"IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

"Indemnified Person" has the meaning given to it in Clause 15.2 (Other indemnities).

"Initial Charter" means, in relation to:

(a)	Ship A, a time charter dated 24 March 2019 (as amended by addenda no. 1-no. 6 dated 23 September 2019, 11 May 2020, 26 February 2021, 10 January 2022, 19 January 2024 and 23 August 2024, respectively) and made between Borrower A and the relevant Initial Charterer, for a period of 11 to 13 months, having an actual commencement date on 20 July 2024, at a gross charter hire rate of $21,000 per day;
(b)	Ship B, a time charter evidenced by a recap dated 4 March 2025 and made between Borrower B and the relevant Initial Charterer, for a period of 35 to 36 months, at a gross charter hire rate of $36,750 per day;
(c)	Ship C, a time charter dated 15 April 2024 (as amended by a recap entered or to be entered into) and made between Borrower C and the relevant Initial Charterer, for a period of 24 months (with an extension period of up to 30 days more or less in that Initial Charterer's Option), having an actual commencement date on 30 July 2025 at a gross charter hire rate of $25,000 per day;
(d)	Ship D, a time charter dated 18 July 2022 (as amended by addendum no.1 thereto, dated 22 July 2022) and made between Borrower D and the relevant Initial Charterer, for a period of five years (with an extension of up to 45 days more or less in that Initial Charterer's option) at a gross charter hire rate of $39,250 per day;
(e)	Ship E, a time charter dated 31 August 2021 and made between Borrower E and the relevant Initial Charterer, for a period of 48 to 52 months at a gross charter hire rate of $42,750 per day for the first 18 months, $38,000 per day for the following 18 months and $35,000 per day for the remaining period;
(f)	Ship F, a time charter dated 22 April 2021 (as amended by addendum no.1 to no.2 thereto, dated 20 April 2023 and 22 July 2024, respectively) and made between Borrower F and the relevant Initial Charterer, for a period of 24 months (with an extension period of up to 30 days more or less in that Initial Charterer's Option) at a gross charter hire rate of $20,500 per day;
14	EUROPE/78117511v9

(g)	Ship G, a time charter dated 28 June 2024 and made between Borrower G and the relevant Initial Charterer, for a period until 15 October 2026 to 30 November 2026, at a gross charter hire rate of $29,900 per day;
(h)	Ship H, a time charter dated 24 September 2021 and made between Borrower H and the relevant Initial Charterer, for a period of 47 to 50 months at a gross charter hire rate of $37,975 per day;
(i)	Ship I, a time charter dated 9 September 2021 (as amended by a recap email dated 5 July 2024) and made between Borrower I and the relevant Initial Charterer, for a period of 23.5 to 26 months, having an actual commencement date on 6 February 2025 at a gross charter hire rate of $24,500 per day;
(j)	Ship J, a time charter dated 29 September 2021 (as amended by addendum no.1 thereto, dated 16 September 2022) and made between Borrower J and the relevant Initial Charterer, for a period of 36 to 40 months, at a gross charter hire rate of $36,500 per day;
(k)	Ship K, a time charter dated 14 January 2023 (as amended by addenda no.1 to no.2 thereto, dated 21 December 2023 and 15 April 2024, respectively and as further amended by a recap entered or to be entered into) and made between Borrower K and the relevant Initial Charterer, for a period of 24 months (with an extension period of up to 30 days more or less in that Initial Charterer's option), having an actual commencement date on 14 July 2025 at a gross charter hire rate of $25,000 per day;
(l)	Ship L, a time charter dated 28 June 2024 and made between Borrower L and the relevant Initial Charterer, for a period of 22 to 26 months at a gross charter hire rate of $20,360 per day;
(m)	Ship M, a time charter dated 25 June 2020 (as amended by a recap email dated 5 July 2024) and made between Borrower M and the relevant Initial Charterer, for a period of 23.5 to 26 months, having an actual commencement date on 7 February 2025 at a gross charter hire rate of $24,500 per day;
(n)	Ship N, a time charter dated 6 March 2024 and made between Borrower N and the relevant Initial Charterer, for a period of 21 to 24 months, at a gross charter hire rate of $16,500 per day;
(o)	Ship O, a time charter dated 2 May 2023 (as amended by addendum no. 1 thereto, dated 9 April 2024) and made between Borrower O and the relevant Initial Charterer, for a period of 24 to 28 months (with an extension option of 12 months and up to 30 days more or less in that Initial Charterer's option) at a gross charter hire rate of $35,000 per day for the fixed period and $21,500 per day for the optional period;
(p)	Ship P, a time charter dated May 2023 (as amended by addendum no. 1 thereto, dated 9 April 2024) and made between Borrower P and the relevant Initial Charterer, for a period of 24 to 28 months (with an extension option of 12 months and up to 30 days more or less in that Initial Charterer's option) at a gross charter hire rate of $35,000 per day for the fixed period and $21,500 per day for the optional period;
(q)	Ship Q, a time charter dated May 2023 (as amended by addendum no. 1 thereto, dated 9 April 2024) and made between Borrower Q and the relevant Initial Charterer, for a period of 24 to 28 months (with an extension option of 12 months and up to 30 days more or less in that Initial Charterer's option) at a gross charter hire rate of $35,000 per day for the fixed period and $21,500 per day for the optional period; and
15	EUROPE/78117511v9

(r)	Ship R, a time charter dated 2 May 2023 (as amended by addendum no. 1 thereto, dated 9 April 2024) and made between Borrower R and the relevant Initial Charterer, for a period of 24 to 28 months (with an extension option of 12 months and up to 30 days more or less in that Initial Charterer's option) at a gross charter hire rate of $35,000 per day for the fixed period and $21,500 per day for the optional period.

"Initial Charterer" means, in relation to:

(a)	Ship A, Ship G, Ship H, Ship L, Ship O, Ship P, Ship Q and Ship R, Maersk A/S of Esplanaden 50, DK-1263, Copenhagen;
(b)	Ship B and N, Orient Overseas Container Ltd. of 31/F Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong;
(c)	Ship C and Ship K, Mediterranean Shipping Co. S.A. of 12-14 Chemin Rieu, 1208 Geneva, Switzerland;
(d)	Ship D and Ship F, CMA CGM S.A. of Boulevard Jacques Saadé, 4, quai d'Arenc, 13235 Marseille Cedex 02, France;
(e)	Ship E, ZIM Integrated Shipping Services Ltd. of 9 Andrei Sakharov Street, 3101601, Haifa, Israel;
(f)	Ship I and Ship M, Ocean Network Express Pte. Ltd. of 7 Straits View, #16-01 Marina One East Tower, Singapore 018936; and
(g)	Ship J, Matson Navigation Company, Inc. of 555 12th Street, Oakland California USA.

"Initial Market Value" means, in relation to a Ship, the Market Value thereof determined pursuant to the valuations relative thereto referred to in paragraph 6.2 of Part A of Schedule 2 (Conditions Precedent).

"Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Insurances" means, in relation to a Ship:

(a)	all policies and contracts of insurance and reinsurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and
(b)	all rights (including, without limitation, any and all rights or claims which the Borrower owning that Ship may have under or in connection with any cut-through clause relative to any reinsurance contract relating to the aforesaid policies or contracts of insurance) and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.
16	EUROPE/78117511v9

"Interest Payment" means the aggregate amount of interest that is, or is scheduled to become, payable under any Finance Document.

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 9.4 (Default interest).

"Interpolated Historic Forward Rate" means, in relation to any Forward Rate Loan, the rate (rounded to the same number of decimal places as the applicable Forward Rate) which results from interpolating on a linear basis between:

(a)	either:
(i)	the most recent applicable Forward Rate (as of a day which is not more than three RFR Banking Days before the Forward Rate Quotation Day) for the longest period (for which the Forward Rate is available) which is less than the Interest Period of that Forward Rate Loan; or
(ii)	if no such Forward Rate is available for a period which is less than the Interest Period of that Forward Rate Loan, the most recent applicable RFR for a day which is no more than five RFR Banking Days (and no less than two RFR Banking Days) before the Forward Rate Quotation Day; and
(b)	the most recent applicable Forward Rate (as of a day which is not more than three RFR Banking Days before the Forward Rate Quotation Day) for the shortest period (for which the Forward Rate is available) which exceeds the Interest Period of that Forward Rate Loan.

"Interpolated Forward Rate" means, in relation to any Forward Rate Loan, the rate (rounded to the same number of decimal places as the applicable Forward Rate) which results from interpolating on a linear basis between:

(a)	either:
(i)	the applicable Forward Rate (as of the Forward Rate Quotation Day) for the longest period (for which the Forward Rate is available) which is less than the Interest Period of that Forward Rate Loan; or
(ii)	if no such Forward Rate is available for a period which is less than the Interest Period of that Forward Rate Loan, the RFR for a day which is two RFR Banking Days before the Forward Rate Quotation Day; and
(b)	the applicable Forward Rate (as of the Forward Rate Quotation Day) for the shortest period (for which the Forward Rate is available) which exceeds the Interest Period of that Forward Rate Loan.

"Inventory of Hazardous Materials" means, in relation to a Ship, an inventory certificate or statement of compliance (as applicable) issued by the competent authority or agency, which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, such Ship, pursuant to the requirements of the EU Ship Recycling Regulation, and/or the Hong Kong Convention, and/or any other applicable law (and which may also be referred to as a "List of Hazardous Materials").

17	EUROPE/78117511v9

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Legal Reservations" means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;
(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non payment of UK stamp duty may be void and defences of set off or counterclaim;
(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and
(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

"Lender" means:

(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

"LLC Shares" shall have, in respect of each Borrower, the meaning ascribed thereto in that Borrower's limited liability company agreement.

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding of the borrowings at any relevant time under the Facility and a "part of the Loan" means any other part of the Loan as the context may require.

"Lookback Period" means the number of days specified as such in the applicable Risk Free Rate Terms.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,500,000 or the equivalent in any other currency.

18	EUROPE/78117511v9

"Majority Lenders" means:

(a)	before the Loan has been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or
(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement.

"Manager's Undertaking" means, in relation to a Ship, the letter of undertaking from its Approved Technical Manager and the letter of undertaking from its Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against that Ship and the relevant Borrower to the rights of the Finance Parties and assigning the rights and interests (if applicable) of that Approved Manager in the Insurances in favour of the Finance Parties in agreed form.

"Mandatory Cost" means the cost as determined by the Lenders of complying with applicable regulatory requirement(s) of the Swiss National Bank, the Swiss Financial Market Supervisory Authority (FINMA) or any other Swiss relevant regulatory authority.

"Margin" means 2.15 per cent. per annum.

"Market Value" means, in relation to a Ship or any other vessel over which additional security has been created in accordance with Clause 27.2 (Provision of additional security; prepayment), at any date, an amount determined by the Facility Agent as being an amount equal to:

(a)	the market value of a Ship or any other vessel at any date which is shown by the average of two valuations (subject to paragraph (b) below), each such valuation to be prepared:
(A)	as at a date not more than 30 days previously (and in the case of the valuations used to determine the Initial Market Value of that Ship, not more than 30 days prior to the Utilisation Date and not later than 10 days previously);
(B)	by Approved Valuers selected by the Borrowers, confirmed by the Lenders and reporting to the Facility Agent for the purpose;
(C)	with or without physical inspection of that Ship or any other vessel (as the Facility Agent may require); and
(D)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment.
(b)	If the market value of such Ship or such other vessel as evidenced in one of the two valuations provided under paragraph (a) above exceeds by 15 per cent. the market value of that Ship or that other vessel as evidenced in the other valuation to be provided under paragraph (a) above (such difference to be determined with reference to the lowest valuation), then the Borrowers shall procure that the Facility Agent is promptly provided with a third valuation prepared in accordance with the requirements referred under paragraph (a) above and the Market Value of that Ship or such other vessel shall be determined as the arithmetic mean of all three valuations.
19	EUROPE/78117511v9

"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of each Obligor and the Group taken as a whole; or
(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document to which it is a party; or
(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Minimum Corporate Liquidity" means unencumbered cash and cash equivalents, which are readily convertible into known amounts of cash with original maturities of no more than 12 months, as set out in the most recent Guarantor's financial statements supplied to the Facility Agent pursuant to Clause 21.3 (Financial Statements).

"Month" means, in relation to an Interest Period (or any other period for the accrual of commission or fees), means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	Other than where paragraph (b) applies:
(i)	(subject to sub paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and
(b)	in relation to an Interest Period for any Compounded Rate Loan (or any other period for the accrual of commission or fees after the Rate Switch Date) for which there are rules specified as "Business Day Conventions" in Schedule 9 (Risk Free Rate Terms), those rules shall apply.

"Mortgage" means, in relation to a Ship, a first preferred or, as the case may be, priority (as applicable) ship mortgage on that Ship in agreed form.

"Obligor" means a Borrower or the Guarantor.

20	EUROPE/78117511v9

"Operating Expenses" means, in relation to a Ship, the aggregate expenditure necessarily incurred by the Borrower which is the owner of that Ship in operating, insuring, maintaining, repairing and generally trading that Ship (including, without limitation any crewing fees paid under a Management Agreement) and general and administrative expenses paid in respect of that Ship.

"Original Financial Statements" means, in relation to the Guarantor, the audited consolidated financial statements of the Group for its financial year ended 2024, as publicly available.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is formed as at the date of this Agreement.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that Clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Perfection Requirements" means the making or procuring of filings, stampings, registrations, notarisations, endorsements, translations and/or notifications of any Finance Document (and/or any Security created under it) necessary for the validity, enforceability (as against the relevant Obligor or any relevant third party) and/or perfection of that Finance Document.

"Permitted Charter" means, in relation to a Ship, a Charter (other than, for the avoidance of doubt, an Initial Charter or any other, as applicable, Assignable Charter relative thereto):

(a)	which is a time, voyage or consecutive voyage charter;
(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days unless prior approval has been obtained from the Facility Agent;
(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and
(d)	in relation to which not more than two months' hire is payable in advance,

and any other Charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders which authorisation no Lender shall unreasonably withhold or delay.

"Permitted Financial Indebtedness" means:

(a)	until (and including) the Utilisation Date, any Existing Indebtedness;
(b)	any Financial Indebtedness incurred under the Finance Documents;
21	EUROPE/78117511v9

(c)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement and which is, in the case of any such Financial Indebtedness of a Borrower, the subject of Subordinated Debt Security; and
(d)	any normal trading debt of each Borrower incurred in the ordinary course of its business operations of owning and operating the relevant Ship and issuing guarantees thereunder.

"Permitted Security" means:

(a)	until the Utilisation Date, any Existing Security;
(b)	Security created by the Finance Documents;
(c)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice;
(d)	liens for salvage;
(e)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice; and
(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:
(i)	not as a result of any default or omission by any Borrower; and
(ii)	subject, in the case of liens for repair or maintenance, to Clause 26.15 (Restrictions on chartering, appointment of managers etc.),

provided such lien does not secure amounts more than 60 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost).

"Poseidon Principles" has the meaning given to it in Clause 26.22 (Fuel Oil Consumption Data).

"Potential Event of Default" means any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Protected Party" has the meaning given to it in Clause 13.1 (Definitions).

"Published Rate" means the Forward Rate or the RFR.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Borrowers materially changed;
(b)
22	EUROPE/78117511v9

(i)
(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate (to the extent that this does not qualify as a Rate Switch Trigger Event);
(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued (to the extent that this does not qualify as a Rate Switch Trigger Event); or
(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used (to the extent that this does not qualify as a Rate Switch Trigger Event);
(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:
(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrowers) temporary; or
(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than one month; or

in the opinion of the Majority Lenders and the Borrowers that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Quoted Tenor" means any period for which the Forward Rate is customarily displayed on the relevant page or screen of an information service.

"Rate Switch Date" means the earlier of any Rate Switch Trigger Event Date.

"Rate Switch Trigger Event" means:

(a)
23	EUROPE/78117511v9

(i)	the administrator of the Forward Rate or its supervisor publicly announces that such administrator is insolvent; or
(ii)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the Forward Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the Forward Rate;

(b)	the administrator of the Forward Rate publicly announces that it has ceased or will cease, to provide that Forward Rate for each Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the Forward Rate for any Quoted Tenor;
(c)	the supervisor of the administrator of the Forward Rate publicly announces that such Forward Rate has been or will be permanently or indefinitely discontinued for each Quoted Tenor; or
(d)	the administrator of the Forward Rate or its supervisor publicly announces that the Forward Rate for each Quoted Tenor may no longer be used.

"Rate Switch Trigger Event Date" means:

(a)	in the case of an occurrence of a Rate Switch Trigger Event described in paragraph (a) of the definition of Rate Switch Trigger Event, the date on which the relevant Forward Rate ceases to be published or otherwise becomes unavailable; and
(b)	in the case of an occurrence of a Rate Switch Trigger Event described in paragraphs (b), (c) and (d) of the definition of Rate Switch Trigger Event, the date on which the relevant Forward Rate for each Quoted Tenor ceases to be published or otherwise becomes unavailable.

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Reference Rate Supplement" means a document which:

(a)	is agreed in writing by the Borrowers and the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to the Risk Free Rate Terms; and
(c)	has been made available to the Borrowers and each Finance Party.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

24	EUROPE/78117511v9

"Relevant Amount" has the meaning given to that term in Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss).

"Relevant Date" has the meaning given to that term in Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss).

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;
(b)	any jurisdiction where any asset other than a Ship subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;
(c)	any jurisdiction where it has a place of business; and
(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means the market specified as such in the Risk Free Rate Terms.

"Relevant Nominating Body" has the meaning given to this term in Clause 45.5 (Changes to Reference Rates).

"Relevant Percentage" has the meaning given to it in Clause 27.1 (Minimum required security cover).

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 20 (Representations) except Clause 20.10 (Insolvency), Clause 20.11 (No filing or stamp taxes), Clause 20.12 (Deduction of Tax), Clause 20.20 (Initial Charter), Clause 20.34 (Sanctions), Clause 20.35 (Validity and Completeness of the Initial Charters), Clause 23.24 (Anti-Corruption) and Clause 20.38 (No Money Laundering) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Replacement Reference Rate" has the meaning given to this term in Clause 45.5 (Changes to Reference Rates).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means in relation to a Ship:

(a)	any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority unless it is within 45 days redelivered to the full control of the Borrower owning that Ship (or any other longer period as the Facility Agent may agree at the request of the relevant Borrower); and
25	EUROPE/78117511v9

(b)	any capture or seizure of that Ship (including any hijacking or theft or act of piracy) by any person whatsoever (unless it is within 45 days redelivered to the full control of the Borrower owning that Ship (or any other longer period as the Facility Agent may agree at the request of the relevant Borrower)).

"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Country" has the meaning given to that term in Clause 23.21 (Sanctions).

"Restricted Party" has the meaning given to that term in Clause 23.21 (Sanctions).

"RFR" means the rate specified as such in the Risk Free Rate Terms.

"RFR Banking Day" means any day specified as such in the Risk Free Rate Terms.

"Risk Free Rate Supplement" means a document which:

(a)	is agreed in writing by the Borrowers and the Facility Agent (acting on the instructions of the Majority Lenders);
(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to Risk Free Rate Terms; and
(c)	has been made available to the Borrowers and each Finance Party.

"Risk Free Rate Terms" means the terms set out in Schedule 9 (Risk Free Rate Terms) or in any Risk Free Rate Supplement.

"Sanctions" has the meaning given to that term in Clause 23.21 (Sanctions).

"Sanctions Authority" has the meaning given to that term in Clause 23.21 (Sanctions).

"Sanctions List" has the meaning given to that term in Clause 23.21 (Sanctions).

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document as the same may be transferred or novated under or in connection with each Finance Document (including, without limitation, any overdraft balance in the Earnings Accounts) pursuant to the terms of the relevant Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

26	EUROPE/78117511v9

"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Cover Ratio" means, at any relevant time, the aggregate of:

(a)	the aggregate Market Value of the Ships then subject to a Mortgage; plus
(b)	the net realisable value of additional Security previously provided under Clause 27 (Security Cover),

expressed as a percentage of the Loan, as at that time.

"Security Document" means:

(a)	any Mortgage;
(b)	any General Assignment;
(c)	any Charterparty Assignment;
(d)	any Account Security;
(e)	any Subordinated Debt Security;
(f)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or
(g)	any other document designated as such by the Facility Agent and the Borrowers.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;
(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;
(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;
(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties,

27	EUROPE/78117511v9

except:

(i)	rights intended for the sole benefit of the Security Agent; and
(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 10 (Interest Periods).

"Servicing Party" means the Facility Agent or the Security Agent.

"Shareholder" means, in relation to i) each of Borrower A, Borrower B and Borrower C, Poseidon Containers Holdings LLC, of the Republic of Marshall Islands, ii) each of Borrower D, Borrower E, Borrower F, Borrower G, Borrower H, Borrower I, Borrower J, Borrower K, Borrower L, Borrower M and Borrower N, GSL Kalamata LLC, of the Republic of Liberia and iii) each of Borrower O, Borrower P, Borrower Q and Borrower R, the Guarantor.

"Ship" means Ship A, Ship B, Ship C, Ship D, Ship E, Ship F, Ship G, Ship H, Ship I, Ship J, Ship K, Ship L, Ship M, Ship N, Ship O, Ship P, Ship Q or Ship R.

"Ship A" means m.v. "ORCA I", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship B" means m.v. "DOLPHIN II", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship C" means m.v. "ATHENA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship D" means m.v. "GSL SUSAN", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship E" means m.v. "GSL ROSSI", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship F" means m.v. "GSL ALICE", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship G" means m.v. "GSL MELINA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship H" means m.v. "GSL ELEFTHERIA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship I" means m.v. "GSL MERCER", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship J" means m.v. "GSL MAMITSA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship K" means m.v. "GSL LALO", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

28	EUROPE/78117511v9

"Ship L" means m.v. "GSL ELIZABETH", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship M" means m.v. "GSL CHLOE", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship N" means m.v. "GSL MAREN", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship O" means m.v. "GSL ALEXANDRA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship P" means m.v. "GSL SOFIA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship Q" means m.v. "GSL EFFIE", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Ship R" means m.v. "GSL LYDIA", details of which are set out opposite its name in Schedule 7 (Details of the Ships).

"Specified Time" means a day or time determined in accordance with Schedule 8 (Timetables).

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

"Subordinated Creditor" means:

(a)	a Transaction Obligor (other than the Borrowers); or
(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement; and
(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrowers to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement made between (i) a Borrower and (ii) a Subordinated Creditor.

"Subordination Agreement" means a subordination agreement entered into or to be entered into by a Subordinated Creditor and the Security Agent, subordinating, inter alia all the Subordinated Creditor's rights and interests under any Subordinated Loan Agreement to the rights and interests of the Finance Parties in agreed form.

29	EUROPE/78117511v9

"Subsidiary" means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 13.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 13.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 13.1 (Definitions).

"Technical Management Agreement" means the agreement entered into between a Borrower and the Approved Technical Manager regarding the technical management of the Ship owned by that Borrower.

"Termination Date" means the date falling on the earlier of (i) the third anniversary of the Utilisation Date and (ii) 30 April 2028.

"Testing Date" means each date falling on the earlier of (a) the date on which the audited or, as the case may be, unaudited, financial statements referred to in Clause 21.3 (Financial statements) are actually delivered to the Facility Agent pursuant to the provisions of that Clause and (b) the latest date by which each such financial statements are required to be delivered to the Facility Agent pursuant to Clause 21.3 (Financial statements).

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, being $85,000,000 at the date of this Agreement.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or
(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within 45 days of such Requisition (or such longer period as may be requested by the Borrowers and agreed to by the Facility Agent).

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:
(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and
30	EUROPE/78117511v9

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Transaction Document" means:

(a)	a Finance Document;
(b)	a Subordinated Finance Document;
(c)	any Assignable Charter; or
(d)	any other document designated as such by the Facility Agent and a Borrower.

"Transaction Obligor" means an Obligor or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"US" means the United States of America.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or
(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a utilisation of any part of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the Loan is to be advanced.

31	EUROPE/78117511v9

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;
(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(c)	any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) or (b) above, or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)	in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(c)	in relation to any other applicable Bail-In Legislation:
(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)	any similar or analogous powers under that Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears, a reference in this Agreement to:
(i)	the "Account Bank", the "Facility Agent", any "Finance Party", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;
32	EUROPE/78117511v9

(ii)	"assets" includes present and future properties, revenues and rights of every description;
(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;
(iv)	"document" includes a deed and also a letter, fax, email or telex;
(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;
(vi)	A Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whoever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;
(vii)	a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;
(viii)	a "group of Lenders" includes all the Lenders;
(ix)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(x)	"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;
(xi)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;
(xii)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);
(xiii)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(xiv)	a provision of law is a reference to that provision as amended or re-enacted from time to time;
(xv)	a time of day is a reference to London time;
33	EUROPE/78117511v9

(xvi)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;
(xvii)	words denoting the singular number shall include the plural and vice versa; and
(xviii)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.
(b)	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.
(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.
(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.
(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:
(i)	any replacement page of that information service which displays that rate; and
(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent and agreed to by the Borrowers.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.
(g)	Any Reference Rate Supplement overrides anything in:
(i)	Schedule 9 (Risk Free Rate Terms); or
(ii)	any earlier Reference Rate Supplement.
(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate overrides anything relating to that rate in:
(i)	Schedule 10 (Daily Non- Cumulative Compounded RFR Rate); or
(ii)	any earlier Compounding Methodology Supplement.
(i)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived or, if the Facility Agent deems that is capable of remedy, has not been remedied within the period of time specified by the Facility Agent.
34	EUROPE/78117511v9

1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 24 (Insurance Undertakings), approved in writing by the Facility Agent.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 24 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International group of Protection and Indemnity Associations, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or
(b)	in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 45.2 (All Lender matters) applies, all the Lenders.
35	EUROPE/78117511v9

1.5	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.
(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.
(c)	Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause 15.2 (Other indemnities), paragraph (b) of Clause 32.10 (Exclusion of liability) or paragraph (b) of Clause 33.11 (Exclusion of liability), may subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.
36	EUROPE/78117511v9

Section 2

The Facility

2	The Facility
2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility, in one advance, in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.
(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.3	Borrowers' Agent
(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)	the Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including the Utilisation Request), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect that Borrower, without further reference to or the consent of that Borrower; and
(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Guarantor,

and in each case each Borrower shall be bound as though the Borrowers themselves had given the notices and instructions (including, without limitation, the Utilisation Request) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

37	EUROPE/78117511v9

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Guarantor or given to the Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Guarantor and any Borrower, those of the Guarantor shall prevail.
3	Purpose
3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purposes stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation
4.1	Initial conditions precedent

The Borrowers may not deliver the Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date and before the Loan is made available:
(i)	no Default is continuing or would result from the proposed making of the Loan;
(ii)	the Repeating Representations to be made by each Obligor on its own behalf or on behalf of any other Transaction Obligor or any Approved Manager are true;
(iii)	the know-your-customer checks for each of the Obligors have been conducted to the Facility Agent's and the Lenders' satisfaction; and
(b)	the Facility Agent has received on or before the Utilisation Date, or is satisfied it will receive when the Loan is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.
4.3	Notification of satisfaction of conditions precedent
(a)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).
38	EUROPE/78117511v9

(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit the Loan to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within 10 Business Days after the Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

39	EUROPE/78117511v9

Section 3

Utilisation

5	Utilisation
5.1	Delivery of Utilisation Request
(a)	The Borrowers may utilise the Facility in a single amount by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.
(b)	The Borrowers may not deliver more than one Utilisation Request in respect of the Loan.
5.2	Completion of Utilisation Request

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date is a Business Day within the Availability Period;
(b)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);
(c)	all applicable deductible items have been completed; and
(d)	the proposed Interest Period complies with Clause 10 (Interest Periods).
5.3	Currency and amount
(a)	The currency specified in the Utilisation Request must be dollars.
(b)	The amount of the Loan must be an amount which is not more than (i) $85,000,000 and (ii) 50 per cent. of the aggregate Initial Market Value of the Ships to be financed by this Agreement on the proposed Utilisation Date.
5.4	Lenders' participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.
(b)	The amount of each Lender's participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Commitment.
(c)	The Facility Agent shall notify each Lender of the amount of its participation in the Loan by the Specified Time.
5.5	Cancellation of Commitments

The Commitments which are not utilised at the end of the Availability Period shall then be cancelled.

40	EUROPE/78117511v9

5.6	Payment to third parties

Each Borrower irrevocably authorises the Facility Agent on the Utilisation Date, to pay to, or for the account of, the Borrowers the amounts which the Facility Agent receives from the Lenders in respect of the Loan. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the Loan to the account which the Borrowers specify in the Utilisation Request.

5.7	Disbursement of the Loan to third party

Payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than a Borrower shall constitute the advance of the Loan and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's participation in the Loan.

41	EUROPE/78117511v9

Section 4

Repayment, Prepayment and Cancellation

6	Repayment
6.1	Repayment of Loan
(a)	The Borrowers shall repay the Loan by way of 12 equal consecutive quarterly instalments, each in the amount of $7,000,000 (each, a "Repayment Instalment" and collectively the "Repayment Instalments"), together with a balloon instalment in the amount of $1,000,000 (the "Balloon Instalment") payable together with the last Repayment Instalment, provided that if the amount advanced is less than the maximum amount of the Loan, each Repayment Instalment relating to the Loan and the Balloon Instalment shall be reduced pro rata by an amount equal to the undrawn amount.
(b)	The first Repayment Instalment shall be repaid on the date falling three Months after the Utilisation Date, each subsequent Repayment Instalment at three monthly intervals thereafter and the last Repayment Instalment shall be repaid together with the Balloon Instalment on the Termination Date.
6.2	Effect of cancellation and prepayment on scheduled repayments
(a)	If the Borrowers cancel the whole or any part of any Commitment in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality and Sanctions affecting a Lender) then the Repayment Instalments and the Balloon Instalment for each Repayment Date falling after that cancellation will be reduced pro rata by the amount of the Available Commitments so cancelled.
(b)	If any part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for each Repayment Date falling after that cancellation and the Balloon Instalment will be reduced pro rata by the amount of the Commitments so cancelled.
(c)	If any part of the Loan is repaid or prepaid in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality and Sanctions affecting a Lender) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment and the Balloon Instalment will be reduced pro rata by the amount of the Loan repaid or prepaid.
(d)	If any part of the Loan is prepaid in accordance with:
(i)	Clause 7.3 (Voluntary prepayment of Loan), the prepayment shall be applied against the Loan in the manner specified by the Borrowers (at their discretion) in their confirmative and irrevocable prepayment notice delivered under that Clause; and
(ii)	Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss), in the case of a sale, Total Loss or refinancing of any Ship, or Clause 27.2 (Provision of additional security; prepayment) the prepayment shall be applied pro rata against the then outstanding Repayment Instalments in respect of the Loan and the Balloon Instalment.
42	EUROPE/78117511v9

6.3	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	Prepayment and Cancellation
7.1	Illegality and Sanctions affecting a Lender

If:

(a)	it is or becomes unlawful or contrary to Sanctions in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the Finance Documents or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so; or
(b)	any Sanction applies to any obligations of a Lender as contemplated by the Finance Documents or its funding or participation in any part of the Loan or if its Affiliate may be in breach of any Sanction as a result of that Lender doing so:
(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;
(ii)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled;
(iii)	the Borrowers shall prepay that Lender's participation in each part of the Loan on the last day of the Interest Period applicable to that part of the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by that Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid; and
(iv)	accrued interest and all other amounts accrued for that Lender under the Finance Documents shall be immediately due and payable.
7.2	Voluntary and automatic cancellation
(a)	The Borrowers may, if they give the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000 or a multiple of that amount) of the Available Facility. Any cancellation under this Clause shall reduce the Commitments of the Lenders rateably and the amount of the Loan.
(b)	The unutilised Commitments (if any) of each Lender shall be automatically cancelled at close of business at the end of the Availability Period.
43	EUROPE/78117511v9

7.3	Voluntary prepayment of Loan

The Borrowers may, if they give the Facility Agent not less than ten Business Days' prior indicative notice and five Business Days' prior confirmative and irrevocable written notice (or such shorter notice as the Facility Agent may agree), prepay the whole or any part of the Loan (but, if in part, being a minimum amount of $1,000,000 or a multiple of that amount) on the last day of an Interest Period.

7.4	Mandatory prepayment on sale, refinancing or Total Loss
(a)	If a Ship is sold (without prejudice to paragraph (a) of Clause 23.12 (Disposals)) or becomes a Total Loss or is refinanced, the Borrowers shall, subject to Clause 6.2(d) (Effect of cancellation and prepayment on scheduled repayments), prepay the Relevant Amount on the Relevant Date.
(b)	Provided that no Default has occurred and is continuing, any remaining proceeds of the sale, refinancing or, Total Loss of a Ship after the prepayment referred to in paragraph (a) above has been made, together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents, shall be paid to the Borrower that owned the relevant Ship.
(c)	Each Borrower undertakes, in the case of a sale or Total Loss of the Ship owned by it, to deposit the sale proceeds relating to such sale or the insurance proceeds relating to such Total Loss (as the case may be) to the Earnings Account of that Borrower to be applied towards the prepayment of the Loan as required to be made by the Borrowers pursuant to paragraph (a) and (b) above.

In this Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss):

"Relevant Amount" means, in relation to a Ship that has been sold or has become a Total Loss or is being refinanced, an amount equal to an amount of the Loan which, after giving effect to the prepayment required to be made pursuant to this Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss), results in the Security Cover Ratio being not less than the higher of (A) the Security Cover Ratio maintained immediately prior to the prepayment made pursuant to this Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss) and (B) the Relevant Percentage.

"Relevant Date" means:

(a)	in the case of a sale of a Ship, the date falling on the earlier of:
(i)	the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and
(ii)	the date of receipt by the relevant Borrower or the Security Agent of the proceeds relating to such sale;
(b)	in the case of a Total Loss of a Ship, the date falling on the earlier of:
(i)	the date falling 120 days after the Total Loss Date; and
(ii)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss; and
44	EUROPE/78117511v9

(c)	the case of a refinancing of a Ship, on the date on which the refinancing or the release (as applicable) is completed by the discharge of the Mortgage over that Ship.
7.5	Change of Control

If a Change of Control occurs the Borrowers and the Guarantor shall promptly notify the Facility Agent upon becoming aware of that event and if the Majority Lenders so require, the Facility Agent shall (acting on the instructions of the Majority Lenders), by not less than 15 days' notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and the Loan and all such outstanding interest and other amounts will become immediately due and payable.

For the purpose of this clause, a "Change of Control" occurs if, during the Security Period:

(a)	except as otherwise permitted pursuant to paragraph (e) of Clause 23.17 (LLC interests and ownership of Borrowers), a Borrower is not or ceases to be a wholly-owned direct or indirect Subsidiary of the Guarantor;
(b)	Mr George Giouroukos ceases to own at least 1 per cent. of the shares in the Guarantor (either directly or through one or more of his affiliates);
(c)	Mr George Giouroukos ceases to be the Executive Chairman of (or to hold an equivalent executive officer position in) the Guarantor other than by reason of death or other incapacity in managing his affairs; or
(d)	any person(s) own(s) more than 15 per cent. of the shares in the Guarantor, other than Mr George Giouroukos (either directly or through one or more of his affiliates).
7.6	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up) or under that Clause as incorporated by reference or in full in any other Finance Document; or
(ii)	any Lender claims indemnification from a Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.
(c)	On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.
45	EUROPE/78117511v9

7.7	Restrictions
(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.
(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to i) any Break Costs, if applicable and ii) Clause 12.1 (Prepayment fee) without premium or penalty.
(c)	No Borrower may reborrow any part of the Facility which is prepaid.
(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(f)	If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers and/or the affected Lenders, as appropriate.
(g)	If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.
7.8	Application of repayments and prepayments
(a)	Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality and Sanctions affecting a Lender) or Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender)) shall be applied, at the Borrowers' option, in order of maturity or inverse order of maturity or rateably against the remaining Repayment Instalments and the Balloon Instalment.
(b)	Any repayment made in accordance with Clause 6.1 (Repayment of Loan) shall be distributed by the Facility Agent to each Lender pro rata to that Lender's participation in the Loan.
46	EUROPE/78117511v9

Section 5

Costs of Utilisation

8	Rate Switch
8.1	Switch to Compounded Reference Rate

Subject to Clause 8.2 (Delayed switch for existing Forward Rate Loans), on and from the Rate Switch Date:

(a)	use of the Compounded Reference Rate will replace the use of the Forward Rate for the calculation of interest for the Loan or any part of the Loan; and
(b)	the Loan or any part of the Loan or Unpaid Sum shall be a "Compounded Rate Loan" and Clause 9.2 (Calculation of Interest – Compounded Rate Loans) shall apply to the Loan, any such part of the Loan or Unpaid Sum.
8.2	Delayed switch for existing Forward Rate Loans

If the Rate Switch Date falls before the last day of an Interest Period for a Forward Rate Loan:

(a)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a Forward Rate Loan for that Interest Period and the terms of Clause 9.1 (Calculation of Interest – Forward Rate Loans) shall continue to apply to the Loan, relevant part of the Loan or Unpaid Sum for that Interest Period;
(b)	any provision of this Agreement which is expressed to relate to a Compounded Rate Loan shall not apply in relation to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and
(c)	on and from the first day of the next Interest Period (if any) for the Loan, relevant part of the Loan or Unpaid Sum (as applicable):
(i)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a "Compounded Rate Loan"; and
(ii)	Clause 9.2 (Calculation of Interest – Compounded Rate Loans) shall apply to the Loan, relevant part of the Loan or Unpaid Sum.
8.3	Notifications by Agent
(a)	Following the occurrence of a Rate Switch Trigger Event the Facility Agent shall:
(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Borrowers and the Lenders of that occurrence; and
(ii)	promptly upon becoming aware of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Borrowers and the Lenders of that date.
(b)	The Facility Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date, notify the Borrowers and the Lenders of that occurrence.
47	EUROPE/78117511v9

9	Interest
9.1	Calculation of interest – Forward Rate Loans

The rate of interest on each Forward Rate Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:

(a)	Margin; and
(b)	applicable Forward Reference Rate.
9.2	Calculation of interest – Compounded Rate Loans
(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:
(i)	the Margin; and
(ii)	the Compounded Reference Rate for that day.
(b)	If any day during an Interest Period for a Compounded Rate Loan is not a RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.
9.3	Payment of interest

The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period.

9.4	Default interest
(a)	If the Borrowers or a Transaction Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 9.4 (Default Interest) shall be immediately payable by the Borrowers on demand by the Facility Agent.
(b)	If an Unpaid Sum consists of all or part of a Forward Rate Loan which became due on a day which was not the last day of an Interest Period relating to that Forward Rate Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and
(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.
48	EUROPE/78117511v9

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.
9.5	Notifications
(a)	The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a Forward Reference Rate.
(b)	The Facility Agent shall as soon as practicable (and in any event within two Business Days in the case of sub-paragraphs (i) and (ii) below) upon a Compounded Rate Interest Payment being determinable, notify:
(i)	the Borrowers of that Compounded Rate Interest Payment;
(ii)	each Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and
(iii)	the Lenders and the Borrowers of each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment.
(c)	This Clause 9.5 (Notifications) shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.
10	Interest Periods
10.1	Selection of Interest Periods
(a)	The Borrowers may select the Interest Period for the Loan in the Utilisation Request and subject to Clause 10.2 (Changes to Interest Periods), the Borrowers may select each subsequent Interest Period for the Loan in a Selection Notice.
(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.
(c)	If the Borrowers fail to select an Interest Period in the Utilisation Request or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 10.2 (Changes to Interest Periods), be the period specified in the Risk Free Rate Terms.
(d)	Subject to this Clause 10 (Interest Periods), the Borrowers may select an Interest Period of any period specified in the Risk Free Rate Terms or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders).
(e)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the Termination Date.
(f)	In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (d) above, select a longer Interest Period for the remaining part of the Loan.
49	EUROPE/78117511v9

(g)	The first Interest Period for the Loan shall start on the Utilisation Date and each subsequent Interest Period shall start on the last day of its preceding Interest Period.
(h)	Except for the purposes of Clause 10.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.
10.2	Changes to Interest Periods
(a)	In respect of a Repayment Instalment, prior to commencement of an Interest Period, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (d) of Clause 10.1 (Selection of Interest Periods).
(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 10.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.
10.3	Non-Business Days
(a)	Other than where paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
(b)	In respect of any Compounded Rate Loan, if there are rules specified as "Business Day Conventions" in the Risk Free Rate Terms, those rules shall apply to each Interest Period for that Compounded Rate Loan.
11	Changes to the Calculation of Interest
11.1	Unavailability of Forward Rate before Rate Switch Date
(a)	Interpolated Forward Rate: If no Forward Rate is available for the Interest Period of a Forward Rate Loan, the applicable Forward Reference Rate shall be the Interpolated Forward Rate for a period equal in length to the Interest Period of that Forward Rate Loan.
(b)	Historic Forward Rate: If no Forward Rate is available for the Interest Period of a Forward Rate Loan and it is not possible to calculate the Interpolated Forward Rate, the applicable Forward Reference Rate shall be the Historic Forward Rate for that Forward Rate Loan.
(c)	Interpolated Historic Forward Rate: If no Forward Rate is available for the Interest Period of a Forward Rate Loan and it is not possible to calculate the Interpolated Forward Rate or the Historic Forward Rate, the applicable Forward Reference Rate shall be the Interpolated Historic Forward Rate for that Forward Rate Loan.
(d)	Compounded Rate Loan: If paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Forward Rate, then:
(i)	there shall be no Forward Reference Rate for the Loan or that part of the Loan (as applicable) and Clause 9.1 (Calculation of interest – Forward Rate Loans) will not apply for that Interest Period for the Loan or that part of the Loan; and
50	EUROPE/78117511v9

(ii)	the Loan or that part of the Loan shall be a "Compounded Rate Loan" for that Interest Period and Clause 9.2 (Calculation of interest – Compounded Rate Loans) shall apply to the Loan or that part of the Loan (as applicable) subject to paragraph (e) below.
(e)	If paragraph (d) above applies and the Facility Agent (acting on the instructions of the Majority Lenders) or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.
(f)	Any alternative basis agreed pursuant to paragraph (e) above shall, with the prior consent of the Facility Agent and the Borrowers, be binding on all Parties.
11.2	Break Costs
(a)	The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrowers on a day prior to the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.
(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.
12	Fees
12.1	Prepayment fee
(a)	If the Borrowers voluntarily prepay all or any part of a Compounded Rate Loan on a day other than the last day of an Interest Period for that Compounded Rate Loan, the relevant part of the Compounded Rate Loan or the relevant Unpaid Sum, the Borrowers shall pay to the Facility Agent (for the account of each Lender) a prepayment fee of $5,000 on the date of such voluntary prepayment.
(b)	No prepayment fee shall be payable under paragraph (a) above:
(i)	in respect of the first two prepayments of all or part of a Compounded Rate Loan or an Unpaid Sum in each calendar year, or
(ii)	if the prepayment of all or part of the Loan or an Unpaid Sum is made under Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss), Clause 27 (Security Cover), or Clause 7.1 (Illegality and Sanctions affecting a Lender).
12.2	Arrangement fee

The Borrowers shall pay to the Facility Agent, on the Utilisation Date, a non-refundable arrangement fee of $850,000 for distribution among the Lenders in the proportions agreed by the Facility Agent and the Lenders.

51	EUROPE/78117511v9

Section 6

Additional Payment Obligations

13	Tax Gross Up and Indemnities
13.1	Definitions
(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 13 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.
13.2	Tax gross-up
(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(b)	The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.
(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.
(e)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.
52	EUROPE/78117511v9

13.3	Tax indemnity
(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been directly suffered for or on account of Tax by that Protected Party in respect of a Finance Document.
(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party:
(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or
(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:
(A)	is compensated for by an increased payment under Clause 13.2 (Tax gross-up); or
(B)	relates to a FATCA Deduction required to be made by a Party.
(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.
(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3 (Tax indemnity), notify the Facility Agent.
13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and
(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

13.5	Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

53	EUROPE/78117511v9

13.6	VAT
(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).
(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):
(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.
(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.
(d)	Any reference in this Clause 13.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).
(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.
54	EUROPE/78117511v9

13.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party; and
(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and
(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.
(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(c)	Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with sub-paragraphs (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(e)	The Facility Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender without further verification.
13.8	FATCA Deduction
(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
55	EUROPE/78117511v9

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.
14	Increased Costs
14.1	Increased costs
(a)	Subject to Clause 14.3 (Exceptions), the Borrowers shall, within five days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or
(ii)	compliance with any law or regulation made; or
(iii)	the implementation, application of or compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III or CRD IV or any requests, rules, guidelines, directives, law or regulation that implements or applies the Dodd-Frank Wall Street Reform and Consumer Protection Act, Basel III or CRD IV.

in each case after the date of this Agreement.

(b)	In this Agreement:
(i)	"Basel III" means:
(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;
(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".
(ii)	"CRD IV" means:
(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;
56	EUROPE/78117511v9

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and
(C)	any other law or regulation which implements Basel III.
(iii)	"Increased Costs" means:
(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;
(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.
(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.
14.3	Exceptions

Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)	compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied);
(d)	compensated for by any payment made pursuant to Clause 15.3 (Mandatory Cost); or
(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
15	Other Indemnities
15.1	Currency indemnity
(a)	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:
(i)	making or filing a claim or proof against that Obligor;

57	EUROPE/78117511v9

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or
(iii)	protecting a Finance Party from Sanctions or secondary sanctions,

that Obligor shall, as an independent obligation, within three Business Days of demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
15.2	Other indemnities
(a)	Each Obligor shall within three Business Days of any demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:
(i)	the occurrence of any Event of Default;
(ii)	a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing among the Finance Parties);
(iii)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrowers in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or
(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.
(b)	Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 15.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.
58	EUROPE/78117511v9

(c)	Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:
(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or
(ii)	in connection with any Environmental Claim.
(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 15.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
15.3	Mandatory Cost

Each Borrower shall within three Business Days of any demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)	in the case of a Lender lending from a Facility Office in Switzerland, the applicable regulatory requirement(s) of the Swiss National Bank, the Swiss Financial Market Supervisory Authority (FINMA) or any other relevant regulatory authority;
(b)	in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and
(c)	in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

15.4	Indemnity to the Facility Agent

Each Obligor shall within three Business Days of any demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default; or
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and
59	EUROPE/78117511v9

(b)	any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.
15.5	Indemnity to the Security Agent
(a)	Each Obligor shall within three Business Days of any demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:
(i)	in relation to or as a result of:
(A)	any failure by a Borrower to comply with its obligations under Clause 17 (Costs and Expenses);
(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;
(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;
(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;
(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;
(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and
(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents;
(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).
(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 15.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.
60	EUROPE/78117511v9

16	Mitigation by the Finance Parties
16.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Borrowers and following notification to the Facility Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1(a) (Illegality and Sanctions affecting a Lender), Clause 13 (Tax Gross Up and Indemnities), Clause 14 (Increased Costs) or paragraph (a) of Clause 15.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.
(b)	Each Finance party shall, following consultation with the Facility Agent, take any steps that such Finance Party considers reasonable in its sole discretion, to mitigate any circumstances which arise, and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to Clause 7.1 (Illegality and Sanctions affecting a Lender).
(c)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.
16.2	Limitation of liability
(a)	Each Obligor shall, within three Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).
(b)	A Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if either:
(i)	an Event of Default has occurred and is continuing; or
(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
17	Costs and Expenses
17.1	Transaction expenses

The Obligors shall, within three Business Days of any demand, pay the Facility Agent and the Security Agent the amount of all costs and expenses (including pre-agreed legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and
(b)	any other Finance Documents executed after the date of this Agreement.
17.2	Amendment costs

Subject to Clause 17.4 (Reference rate transition costs) if:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to Clause 36.9 (Change of currency); or
61	EUROPE/78117511v9

(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, within three Business Days of demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

17.4	Reference rate transition costs

The Borrowers shall within three Business Days of demand reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in connection with:

(a)	the negotiation or entry into of any Reference Rate Supplement or Compounding Methodology Supplement; or
(b)	any necessary amendment, waiver or consent relating to:
(i)	the transition to the Compounded Reference Rate; or
(ii)	any Reference Rate Supplement or Compounding Methodology Supplement; or
(iii)	any change arising as a result of an amendment required under Clause 45.5 (Changes to reference rates).
62	EUROPE/78117511v9

Section 7

Guarantees and Joint and Several Liability of Borrowers

18	Guarantee and Indemnity – Guarantor
18.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;
(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and
(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 18 (Guarantee and Indemnity – Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.
18.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 18 (Guarantee and Indemnity – Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	Waiver of defences

The obligations of the Guarantor under this Clause 18 (Guarantee and Indemnity – Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 18.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 18 (Guarantee and Indemnity – Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;
63	EUROPE/78117511v9

(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;
(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)	any insolvency or similar proceedings.
18.5	Immediate recourse
(a)	The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 18 (Guarantee and Indemnity – Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
(b)	The Guarantor acknowledges the rights of the Facility Agent pursuant to Clause 29.20 (Acceleration) to enforce or direct the Security Agent to enforce or exercise any or all of its rights, remedies powers or directions under any guarantee or indemnity contained in this Agreement.
18.6	Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and
(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 18 (Guarantee and Indemnity – Guarantor).
64	EUROPE/78117511v9

18.7	Deferral of Guarantor's rights

All rights which the Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 18 (Guarantee and Indemnity – Guarantor):

(a)	to be indemnified by a Transaction Obligor;
(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;
(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;
(d)	to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 18.1 (Guarantee and indemnity);
(e)	to exercise any right of set-off against any Transaction Obligor; and/or
(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 36 (Payment Mechanics).

18.8	Additional security

This guarantee and any other Security given by the Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

18.9	Applicability of provisions of Guarantee to other Security

Clauses 18.2 (Continuing guarantee), 18.3 (Reinstatement), 18.4 (Waiver of defences), 18.5 (Immediate recourse), 18.6 (Appropriations), 18.7 (Deferral of Guarantor's rights) and 18.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

65	EUROPE/78117511v9

19	Joint and Several Liability of the Borrowers
19.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

19.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;
(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;
(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or
(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;
(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;
(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or
(j)	any insolvency or similar proceedings.
19.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

66	EUROPE/78117511v9

19.4	Borrower restrictions
(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:
(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or
(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or
(iii)	set off such an amount against any sum due from it to any other Borrower; or
(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or
(v)	exercise or assert any combination of the foregoing.
(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.
19.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or
(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.
67	EUROPE/78117511v9

Section 8

Representations, Undertakings and Events of Default

20	Representations
20.1	General

Each Obligor makes the representations and warranties set out in this Clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.2	Status
(a)	Each Borrower is a limited liability company formed and validly existing and in good standing under the law of its Original Jurisdiction.
(b)	The Guarantor is a corporation incorporated and validly existing and in good standing under the law of its Original Jurisdiction.
(c)	It and each other Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.
20.3	LLC shares and ownership
(a)	Each Borrower is authorised to issue 500 LLC Shares, all of which (being 100 per cent. of its limited liability company interests) have been issued to the relevant Shareholder.
(b)	The Guarantor is authorized to issue an aggregate of 249,000,000 common shares and 1,000,000 preferred shares, each with a par value of $0.01.
(c)	The legal title to and beneficial interest in the LLC Shares in each Borrower is held directly by the relevant Shareholder free of any Security or any other claim, except for Permitted Security.
(d)	None of the LLC Shares in a Borrower is subject to any option to purchase, pre-emption rights or similar rights.
20.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

20.5	Validity, effectiveness and ranking of Security
(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, subject to the Legal Reservations and the Perfection Requirements, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.
(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.
(c)	Subject to the Perfection Requirements, the Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first
68	EUROPE/78117511v9

ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.
20.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party:

(a)	do not and will not conflict with:
(i)	any law or regulation applicable to it;
(ii)	its constitutional documents; or
(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.
(b)	is for the corporate benefit of that Obligor.
20.7	Power and authority
(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents.
(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
20.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and
(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

20.9	Governing law and enforcement
(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.
(b)	Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document and any arbitral award obtained in relation to a Transaction Document in the seat of that arbitral tribunal as specified in that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.
69	EUROPE/78117511v9

20.10	Insolvency

No:

(a)	corporate action, legal proceeding or other similar legal procedure or similar legal step described in paragraph (a) of Clause 29.8 (Insolvency proceedings); or
(b)	creditors' process described in Clause 29.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to any Transaction Obligor; and none of the circumstances described in Clause 29.7 (Insolvency) applies to any Transaction Obligor.

20.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except the registration of a Mortgage at the applicable ship registry of the relevant Approved Flag.

20.12	Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

20.13	No default
(a)	No Event of Default and, on the date of this Agreement and on the Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.
(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject.
20.14	No misleading information
(a)	Any factual information provided in writing by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.
(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.
70	EUROPE/78117511v9

20.15	Financial Statements
(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied.
(b)	The Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year.
(c)	Its most recent financial statements delivered pursuant to Clause 21.3 (Financial statements):
(i)	have been prepared in accordance with Clause 21.5 (Requirements as to financial statements); and
(ii)	fairly present its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Guarantor).
(d)	Since the date of the Original Financial Statements there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).
20.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.17	No proceedings pending or threatened
(a)	No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.
(b)	No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.
20.18	Valuations
(a)	All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate in all material respects as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.
(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.
71	EUROPE/78117511v9

(c)	There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.
20.19	No breach of laws

It has not breached any applicable law or regulation which breach has a Material Adverse Effect.

20.20	Initial Charter

Each Ship is subject to the relevant Initial Charter and has been delivered to the respective Initial Charterer.

20.21	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and, to the best of each Obligor's knowledge, the business of each other Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

20.22	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship which is reasonably expected to have a Material Adverse Effect.

20.23	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred which is reasonably expected to have a Material Adverse Effect.

20.24	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, the Approved Technical Manager and each Ship have been complied with.

20.25	Taxes paid
(a)	It is not and (to the best of its knowledge and belief (having made due and careful enquiry)) no other Transaction Obligor is materially overdue in the filing of any Tax returns and it is not (and to the best of its knowledge and belief (having made due and careful enquiry)) no other Transaction Obligor is overdue in the payment of any amount in respect of Tax unless and only to the extent that (i) such payment is being contested in good faith, (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them and (iii) such payment can be lawfully withheld and failure to file such returns or pay those Taxes does not have a Material Adverse Effect.
(b)	No claims or investigations are being made or conducted against it (or (to the best of its knowledge and belief (having made due and careful enquiry)) against any other Transaction Obligor) with respect to Taxes.
72	EUROPE/78117511v9

20.26	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness.

20.27	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

20.28	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

20.29	Ownership
(a)	Each Borrower is the sole legal and beneficial owner of the Ship owned by it, its Earnings and its Insurances.
(b)	With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.
(c)	The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the LLC Shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.
20.30	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast) (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

20.31	Place of business
(a)	No Obligor has a place of management of its business in any country other than Greece.
(b)	No Borrower is a tax resident in the Republic of the Marshall Islands, the Republic of Liberia or any other jurisdiction and each Borrower is liable to pay Greek tonnage tax in respect of the Ship belonging to it as long as that Ship is managed by an Approved Manager whose place of management of its business is Greece.
20.32	No employee or pension arrangements

No Obligor has any employees or any liabilities under any pension scheme.

73	EUROPE/78117511v9

20.33	No immunity

No Obligor nor any of its respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

20.34	Sanctions
(a)	No Ship is the target of Sanctions.
(b)	None of the Obligors and none of their respective directors, officers and controlling persons and none of the Approved Managers is a Restricted Party.
(c)	No person acting in the name and on behalf of the Obligors or their respective directors, officers and controlling persons is a Restricted Party.
(d)	None of the Obligors, none of their respective directors, officers, controlling persons and none of the Approved Managers:
(i)	is engaged in, or has engaged in, any activity, transaction or conduct that will result in a Finance Party being in breach of any Sanctions or listed on a Sanctions List; or
(ii)	has received notice of any proceeding, or investigation (unless previously notified to the Facility Agent), in each case against it by a governmental or regulatory authority with respect to a breach of Sanctions.
20.35	Validity and completeness of the Initial Charters
(a)	Each Initial Charter constitutes legal, valid, binding and enforceable obligations of the relevant Borrower.
(b)	The copy of each Initial Charter in respect of a Ship delivered to the Facility Agent before the date of this Agreement is a true and complete copy.
(c)	No amendments or additions to any of the Initial Charters have been agreed save as otherwise disclosed to the Facility Agent prior to the execution of this Agreement nor has any Borrower waived any of its rights under the Initial Charter to which it is a party.
20.36	Ship status

Each Ship is:

(a)	registered in the name of the relevant Borrower under the laws and flag of the Approved Flag State;
(b)	operationally seaworthy and in every way fit for service;
(c)	classed with the relevant Approved Classification free of all overdue requirements and recommendations of the relevant Approved Classification Society affecting class; and
(d)	insured in the manner required by the Finance Documents.
74	EUROPE/78117511v9

20.37	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

20.38	No Money Laundering

Without prejudice to any other provision of this Agreement, in relation to the performance and discharge by each Transaction Obligor of its obligations and liabilities under the Finance Documents to which it is a party and the transactions and other arrangements effected or contemplated by the Finance Documents to which any Transaction Obligor is a party, that each Transaction Obligor is acting for their own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (2015/849/EC) of the Council of the European Communities and/or Article 305bis of the Swiss Penal Code).

20.39	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of the Utilisation Request, the Utilisation Date and the first day of each Interest Period.

21	Information Undertakings
21.1	General

The undertakings in this Clause 21 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

21.2	Information provided to be accurate

All financial and other information which is provided in writing by or on behalf of the Borrowers under or in connection with any Finance Document, any Charter or otherwise in accordance with Clause 20.15 (Financial statements), will be true and not misleading and will not omit any material fact or consideration.

21.3	Financial statements

The Guarantor shall supply to the Facility Agent in sufficient copies for all the Lenders (and, in respect of paragraphs (a), (b) and (c) below, prepared in accordance with NYSE rules (as shown and available on the website of the Guarantor)):

(a)	as soon as they become available, but in any event within 180 days after the end of each financial year of the Guarantor, the consolidated audited annual financial statements of the Guarantor (commencing with the financial statements for the financial year ending on 31 December 2024) for that financial year;
(b)	as soon as they become available, but in any event within 90 days after the 6-month period ending on 30 June in each financial year of the Guarantor, the semi-annual consolidated unaudited financial statements of the Guarantor, for that 6-month period (commencing with the financial statements for the 6-month period ending on 30 June 2025);
75	EUROPE/78117511v9

(c)	promptly after each request by the Facility Agent, such further financial or other information in respect of each Borrower, each Ship (its commitments and/or operations), the Guarantor and the other Transaction Obligors (including, without limitation, any information regarding any sale and purchase agreements, investment brochures, shipbuilding contracts, charter agreements, operational expenditures for the Ships and utilisation rates of the Ships) as may be requested by the Facility Agent.
21.4	Compliance Certificate
(a)	The Guarantor shall supply to the Facility Agent, on a semi-annual and annual basis together with each set of financial statements provided to the Facility Agent pursuant to paragraphs (a) and (b) of Clause 21.3 (Financial statements), as the case may be, a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date at which those financial statements were drawn up.
(b)	Each Compliance Certificate shall be signed by an authorised officer of the Guarantor.
21.5	Requirements as to financial statements
(a)	Each set of financial statements delivered by the Guarantor pursuant to Clause 21.3 (Financial statements) shall be certified by the chief financial officer of the Guarantor as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.
(b)	The Obligors shall procure that each set of financial statements delivered pursuant to Clause 21.3 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, they notify the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and the auditors of the Guarantor deliver to the Facility Agent:
(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and
(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.6	Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all documents relevant to this Agreement which are dispatched by it to its members (or any class of them) or its creditors upon request of the Facility Agent and copies of any relevant press releases;
76	EUROPE/78117511v9

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect and each Borrower shall procure that all reasonable measures are taken to defend any such legal or administrative action;
(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;
(d)	promptly, its constitutional documents where these have been amended or varied;
(e)	promptly, such further information and/or documents regarding:
(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;
(ii)	the Security Assets;
(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents to which they are a party;
(iv)	the financial condition, business and operations of any other Transaction Obligor;
(v)	the Initial Charters,

as any Finance Party (through the Facility Agent) may reasonably request;

(f)	promptly, information and documentation reasonably requested by any Finance Party for purposes of compliance with applicable "know your customer" requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and
(g)	promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.
21.7	Notification of Default
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it ) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor) including, but not limited to, any early indication thereof that the financial covenants set out in Clause 22 (Financial Covenants) may not be met.
(b)	Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by an officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
21.8	Notification of litigation
(a)	The Obligors will provide the Facility Agent with details of any legal action (i) involving any Obligor and any other Transaction Obligor as soon as such action is instituted and (ii) on becoming aware of the same, involving any Approved Technical Manager, or any Ship, its Earnings, its Insurances unless in each case it is clear that the legal action could not reasonably be expected to have a Material Adverse Effect if adversely determined.
77	EUROPE/78117511v9

(b)	The Obligors shall and shall procure that any other Transaction Obligor shall supply to the Facility Agent promptly, to the extent permitted by law, details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority (in sufficient copies for all the Lenders, if the Facility Agent so requests).
21.9	Use of websites
(a)	Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:
(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.
(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;
(ii)	the password specifications for the Designated Website change;
(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

78	EUROPE/78117511v9

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.
21.10	"Know your customer" checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)	any change in the status of a Transaction Obligor (or of a Holding Company of a Transaction Obligor) (including, without limitation, a change of ownership of a Transaction Obligor or of a Holding Company of a Transaction Obligor) after the date of this Agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.
22	Financial Covenants
22.1	Guarantors' minimum liquidity and most favoured nations

At all times during the Security Period, the Guarantor shall:

(a)	maintain Minimum Corporate Liquidity in an amount of not less than $20,000,000 or, if agreed at any relevant time by all the Lenders, a lesser minimum liquidity amount; and
(b)	ensure that the Finance Parties shall receive no less favourable treatment under this Agreement in relation to any financial covenant relating to it, than any financial covenant provided or to be provided under any credit, loan facility or indenture agreement (or guarantee thereof) creating Financial Indebtedness to which the Guarantor is a party (or by way of amendment or supplement to that credit, loan facility or indenture agreement (or guarantee thereof)) or any agreement creating Financial Indebtedness to refinance or otherwise substitute any existing Financial Indebtedness of, or guarantee by, the Guarantor.
79	EUROPE/78117511v9

Notwithstanding paragraph (b) above, the Guarantor shall promptly advise the Facility Agent of those arrangements and covenants in advance and shall, upon the Facility Agent's request (acting on the instructions of the Majority Lenders), enter into such documentation which amends and supplements this Agreement and the other Finance Documents, as the Majority Lenders may require in order to achieve parity with the creditors under the relevant financing of the Guarantor.

22.2	Compliance Check

Compliance with the undertakings contained in this Clause 22 (Financial Covenants) shall be determined on each Testing Date and evidenced by the Compliance Certificate.

23	General Undertakings
23.1	General

The undertakings in this Clause 23 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (and in the case of Clauses 23.12 (Disposals), 23.13 (Merger), 23.15 (Financial Indebtedness) and 23.19 (Other transactions), such permission not to be unreasonably withheld).

23.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;
(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party;
(iii)	own and operate each Ship (in the case of the Borrowers); and
(c)	without prejudice to the generality of the above, ensure that if, but for the obtaining of an Authorisation, an Obligor would be in breach of any of the provisions of this Agreement which relate to Sanctions or, by reason of Sanctions, would be prohibited from performing any provision of this Agreement, such an Authorisation is obtained so as to avoid or remedy (as applicable) such breach or to enable such performance.
80	EUROPE/78117511v9

23.3	Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws (including, without limitation, Sanctions) and regulations to which it may be subject if failure to so comply has a Material Adverse Effect (such qualification not to apply in the case of compliance with Sanctions).

23.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)	comply with all Environmental Laws;
(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has a Material Adverse Effect.

23.5	Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor,

where the claim, if determined against that Transaction Obligor, has a Material Adverse Effect.

23.6	Taxation
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;
(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 21.3 (Financial statements); and
(iii)	such payment can be lawfully withheld.
(b)	No Obligor shall and the Obligors shall procure that no other Transaction Obligor will, change its residence for Tax purposes.
23.7	Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

81	EUROPE/78117511v9

23.8	No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause 20.30 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

23.9	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.10	Title
(a)	Each Borrower shall hold the legal title to, and own the entire beneficial interest in the Ship owned by it, its Earnings and its Insurances.
(b)	With effect on and from its creation or intended creation, each Obligor shall hold the legal title to, and own the entire beneficial interest in any other assets which are the subject of any Transaction Security created or intended to be created by such Obligor.
23.11	Negative pledge
(a)	No Borrower shall create or permit to subsist any Security over any of its assets which is the subject of the Security created or intended to be created by the Finance Documents.
(b)	No Borrower shall:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.
82	EUROPE/78117511v9

23.12	Disposals
(a)	No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).
(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause 26.15 (Restrictions on chartering, appointment of managers etc.) or to a sale of any Ship provided that in such case the Borrowers comply with the prepayment obligations of Clause 7 (Prepayment and Cancellation) and the provisions of Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss).
23.13	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (for the purposes of this Clause 23.13 (Merger), each "a process") Provided that in the case of the Guarantor, such process is permitted without restrictions so long as (i) the Guarantor remains the surviving entity of any such process, (ii) no Default has occurred at the relevant time or would be triggered as a result of such process and (iii) such process does not have a Material Adverse Effect.

23.14	Change of business
(a)	The Guarantor shall procure that no substantial change is made to the general nature of its business or the Group from that carried on at the date of this Agreement Provided that the Guarantor may acquire through merger (in accordance with Clause 23.13 (Merger)) or otherwise any type of ships so long as (i) such change of its business does not have a Material Adverse Effect and (ii) no Default has occurred at the relevant time or would be triggered as a result of such change of business.
(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.
23.15	Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except any Permitted Financial Indebtedness, provided that the Borrowers' ability to discharge their obligations as they fall due is not adversely affected from the occurrence of any such Financial Indebtedness referred to hereinabove (other than Financial Indebtedness incurred under the Finance Documents).

23.16	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, chartering, maintaining and repairing its Ship.

23.17	LLC interests and ownership of Borrowers

No Borrower shall:

(a)	purchase, cancel or redeem any of its LLC Shares;
(b)	increase or reduce its authorised share capital;
83	EUROPE/78117511v9

(c)	issue any further LLC Shares, except to the relevant Shareholder, and provided such LLC Shares are issued in compliance with the provisions of the relevant Borrower's limited liability company agreement and otherwise in a manner satisfactory to the Facility Agent;
(d)	appoint any further officer of that Borrower without the Facility Agent's consent; or
(e)	permit, without the Facility Agent's prior written consent any change in its direct or indirect legal or beneficial ownership.
23.18	Dividends

Each of the Borrowers and the Guarantor may declare and make a Dividend Payment at any relevant time only if:

(a)	no Event of Default has occurred and is continuing or would result from such Dividend Payment:
(b)	the Security Cover Ratio is at the relevant time not less than the Relevant Percentage; and
(c)	immediately after making such Dividend Payment, the aggregate balance in each Earnings Account is not less than $350,000.
23.19	Other transactions

No Borrower will:

(a)	be the creditor in respect of any loan or any form of credit to any person other than where such loan or form of credit is Permitted Financial Indebtedness;
(b)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than (i) any guarantee or indemnity given under the Finance Documents or (ii) any guarantee or indemnity issued in the ordinary course of its business of operating, trading and chartering any of the Ships;
(c)	enter into any material agreement other than:
(i)	the Transaction Documents; and/or
(ii)	any other agreement expressly allowed under any other term of this Agreement (including for the avoidance of doubt, but not limited to, any Charter); and
(d)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or
(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.
84	EUROPE/78117511v9

23.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful or contrary to Sanctions for a Transaction Obligor to perform any of its obligations under the Transaction Documents;
(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;
(c)	cause any Transaction Document to cease to be in full force and effect;
(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and
(e)	imperil or jeopardise the Transaction Security.
23.21	Sanctions

Neither the Obligors, nor any Approved Managers nor any persons acting in the name and on behalf of the Obligors shall:

(a)	directly or indirectly, use or make available all or any part of the proceeds of the Loan, or permit or authorise any such proceeds to be applied:
(i)	for any activity involving, or for the benefit of, a Restricted Party or in any Restricted Country;
(ii)	in a manner that will cause a Ship to be the target of Sanctions, or that will result in a Finance Party being in breach of any Sanctions or listed on a Sanctions List; or
(iii)	in a manner or for a purpose otherwise prohibited by Sanctions;
(b)	fund all or part of any payment under the Finance Documents out of proceeds directly or indirectly derived from transactions involving a Restricted Party or a Restricted Country or which are otherwise in breach of Sanctions, or where such payment will cause a Ship to be the target of Sanctions, or that will result in a Finance Party being in breach of any Sanctions or listed on a Sanctions List;
(c)	allow or permit any proceeds derived directly or indirectly from any activity or dealing involving a Restricted Party, or in a Restricted Country to be credited to any bank account held with any Finance Party or any affiliate of a Finance Party, or effect any payment to a Restricted Party, whether to discharge any obligation due or owing to such person or for any other purpose, through the use of any bank account held with a Finance Party or an Affiliate of a Finance Party;
(d)
(i)	in the case of the Obligors and any Approved Managers, engage in any activity or dealing involving a Restricted Party, or in any activity, transaction or conduct that will cause such person to be a Restricted Party or causes a Ship to be the target of Sanctions; or
85	EUROPE/78117511v9

(ii)	in the case of any persons acting in the name and on behalf of the Obligors, to the best of the Obligors' knowledge, engage in any activity or dealing involving a Restricted Party, or in any activity, transaction or conduct that will cause such person to be a Restricted Party or causes a Ship to be the target of Sanctions; or
(e)	employ the Ship owned by it nor shall it allow its employment, operation or management, in each case, involving a Restricted Party or in any Restricted Country, or in any manner contrary to Sanctions, or in a manner which will trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances.
(f)	In this Clause 23.21 (Sanctions):

"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract, or as otherwise defined under Sanctions.

"Restricted Country" means, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the non-government controlled Ukrainian territories of Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia, and thereafter including a country or territory that is the target of comprehensive, country-wide and/or territory-wide Sanctions as may be notified from time to time to the Borrowers by the Finance Parties.

"Restricted Party" means:

(a)	the government of a Restricted Country;
(b)	any person listed on a Sanctions List;
(c)	any person located, domiciled, resident or incorporated in a Restricted Country;
(d)	any person, directly or indirectly (knowingly, after the Obligors having made due and careful enquiry, such qualification not to apply for the purposes of the representation under paragraph (b) of Clause 20.34 (Sanctions)), owned or controlled, controlling or under common control, or acting on behalf of, a government or person falling under items (a)-(c); and/or
(e)	any person (knowingly, after the Obligors having made due and careful enquiry, such qualification not to apply for the purposes of the representation under paragraph (b) of Clause 20.34 (Sanctions)) in breach of any Sanctions.

"Sanctions" means any economic sanctions laws, regulations, embargoes, or restrictive measures administered, enacted, or enforced by a Sanctions Authority.

"Sanctions Authority" means:

(a)	the United Nations;
(b)	the United States of America;
(c)	the European Union;
(d)	the United Kingdom;
86	EUROPE/78117511v9

(e)	Switzerland; and
(f)	the respective governmental institutions and agencies of any of the foregoing, including, without limitation, the Office of Foreign Assets Control of the US Department of the Treasury, the United States Department of State, the United States Department of Commerce, His Majesty's Treasury's Office of Financial Sanctions Implementation, the State Secretariat for Economic Affairs of Switzerland, and the Swiss Directorate of International Law.

"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" and the Sectoral Sanctions Identifications List maintained by OFAC, the "Consolidated List of Financial Sanctions Targets" and the "Consolidated List of Assets Freeze Targets" maintained by His Majesty's Treasury, or any similar list by, or any other public announcement of Sanctions or designation of a Restricted Party made by, any Sanctions Authority.

23.22	Further assurance
(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):
(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;
(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;
(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or
(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.
(b)	Each Obligor shall, and shall procure that each other Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.
87	EUROPE/78117511v9

(c)	At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 23.22 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by one of that Obligor's or Transaction Obligor's officers which shall:
(i)	set out the text of a resolution of that Obligor's or Transaction Obligor's directors, members, manager or board of directors of its manager, as applicable, specifically authorising the execution of the document specified by the Security Agent; and
(ii)	state that either the resolution was duly passed at a meeting of the directors or members, or manager or board of directors of its manager, as applicable, validly convened and held, throughout which a quorum of directors or members or managers, as applicable, entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or members or managers and is valid under that Obligor's or Transaction Obligor's articles of association, limited liability company agreement or other constitutional documents.
23.23	Listing

The Guarantor shall remain listed in NYSE throughout the Security Period.

23.24	Anti-Corruption
(a)	The Borrowers shall not (and the Guarantor shall not and it shall procure that no other Transaction Obligor will) directly or indirectly use the proceeds of the Loan for any purpose which would breach or might breach applicable anti-corruption laws, including, but not limited to, the UK Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, each as amended.
(b)	The Borrowers shall (and the Guarantor shall and it shall procure that each other Transaction Obligor will):
(i)	conduct its business in compliance with applicable anti-corruption laws and regulations; and
(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws and regulations.
24	Insurance Undertakings
24.1	General

The undertakings in this Clause 24 (Insurance Undertakings) remain in force from the date of this Agreement throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (and in the case of paragraph (a) of Clause 24.13 (Settlement of claims) such permission not to be unreasonably withheld).

24.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery and excess risks);
88	EUROPE/78117511v9

(b)	war risks (including without limitation war P&I cover and crew liability cover);
(c)	protection and indemnity risks in each case in the highest amount available as per IG P&I rules; and
(d)	any other risks against which the Facility Agent acting on the instructions of all the Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.
24.3	Terms of obligatory insurances

Each Borrower shall effect such insurances:

(a)	in dollars;
(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:
(i)	an amount which when aggregated with the amounts for which the other Ships then subject to a Mortgage are insured for such risks is equal to:
(A)	120 per cent. of the Loan; and
(ii)	the aggregate Market Value of the Ships;
(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry;
(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;
(e)	in relation to war risks insurance, extended to cover piracy and terrorism where excluded under the fire and usual marine risks insurance;
(f)	on approved terms customary in major marine insurance markets; and
(g)	through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.
24.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 24.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:
(i)	in respect of any obligatory insurances for hull and machinery and war risks;
(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and
89	EUROPE/78117511v9

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and
(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances and, if required by the Security Agent, that any such other named insured shall assign its rights and interest to the obligatory insurances if they are named as a co-assured party;

(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;
(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;
(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;
(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and
(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.
24.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 10 days before the expiry of any obligatory insurance effected by it:
(i)	notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and
(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;
(b)	at least 5 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and
(c)	procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall as soon as practically possible prior to the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.
90	EUROPE/78117511v9

24.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent upon its request with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and
(b)	a letter or letters or undertaking in a form required by the Facility Agent and customary in major marine insurance markets and including undertakings by the Approved Brokers that:
(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 24.4 (Further protections for the Finance Parties);
(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;
(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;
(iv)	they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;
(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;
(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts;
(vii)	they will provide notice for any cancellation of policies within the time line standard for industry guidelines; and
(viii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.
24.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of the Majority Lenders; and
91	EUROPE/78117511v9

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.
24.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

24.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it or the Security Agent, as the case may be, and produce all relevant receipts when so required by the Facility Agent or the Security Agent. The Borrowers shall indemnify the Security Agent in respect of any other insurance cover, including but not limited to cover for port risk, crew liability or any other cover required in the Security Agent's sole discretion upon a Default.

24.10	Guarantees

Each Borrower shall use its best endeavours to procure that a protection and indemnity or war risks association issues any guarantees as may be required always in accordance with their respective rules and conditions and shall further use its best endeavours to procure that such guarantees are issued as promptly as practically possible and that they remain in full force and effect.

24.11	Compliance with terms of insurances
(a)	No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.
(b)	Without limiting paragraph (a) above, each Borrower shall:
(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 24.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;
(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;
(iii)	make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and
(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.
92	EUROPE/78117511v9

24.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

24.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and
(b)	do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
24.14	Provision of copies of communications

Each Borrower shall provide the Security Agent, upon the Security Agent's request, with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;
(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.
24.15	Provision of information

Each Borrower shall provide the Facility Agent (or any persons which it may designate) upon the Facility Agent's request with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 24.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances,
93	EUROPE/78117511v9

and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all documented fees and other documented expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

24.16	Mortgagee's interest and additional perils insurances
(a)	The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance, and a mortgagee's interest additional perils insurance in such amounts equal to not less than 120% of the Loan, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.
(b)	The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.
25	Anti-Boycott Regulations
25.1	Anti-Boycott Regulations

The representations, undertakings and Events of Default relating to Sanctions shall not apply in favour of or for the benefit of any Lender that informs the Facility Agent that it is subject to the EU Blocking Regulation or Section 7 of the German Foreign Trade Ordinance (§ 7 Außenwirtschaftsverordnung) or a similar applicable anti-boycott law or regulation of any applicable jurisdiction (together with the EU Blocking Regulation and Section 7 of the of the German Foreign Trade Ordinance, and any similar successor EU law, the "Anti-Boycott Regulations"), to the extent that compliance with those provisions would violate some or all of the Anti-Boycott Regulations.

25.2	Restricted Lender
(a)	In connection with any amendment, waiver, determination or direction relating to any part of the representations, undertakings or Events of Default relating to Sanctions of which a Lender does not have the benefit because such benefit would result in a violation by the Lender of any Anti-Boycott Regulations (for the purpose of this paragraph (a), each a "Restricted Lender"), that Restricted Lender will, subject to paragraph (b) below, be excluded for the purpose of determining whether the consent of all Lenders or the Majority Lenders (whichever is required) has been obtained or whether the amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) has been made or given.
(b)	The Facility Agent is only permitted to exclude the relevant Lender pursuant to paragraph (a), above for the purpose of determining whether the consent of all the Lenders or the Majority Lenders (whichever is required in accordance with the provisions of this Agreement) has been obtained or whether the amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) has been made or given, if following the Facility Agent's request for such consent, amendment, waiver, determination or direction by all the Lenders or the Majority Lenders (whichever is required) the respective Lender notifies the Facility Agent that it is a Restricted Lender for such purpose.
94	EUROPE/78117511v9

26	General Ship Undertakings
26.1	General

The undertakings in this Clause 26 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders may otherwise permit (and in the case of Clauses 26.2 (Ship's name and registration), 26.3 (Repair and classification), 26.5 (Modifications), 26.6 (Removal and installation of parts) and 26.15 (Restrictions on chartering, appointment of managers etc.) (other than paragraph (a) of Clause 26.15 (Restrictions on chartering, appointment of managers etc.)) such permission not to be unreasonably withheld).

26.2	Ships' name and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;
(b)	not do or allow to be done anything as a result of which such registration of that Ship might be suspended, cancelled or imperilled;
(c)	not enter into any dual flagging arrangement in respect of that Ship; and
(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)	that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and
(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.
26.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and
(b)	so as to maintain the Approved Classification with the highest classification for vessels of the same type, age and specification as the Ships with a first-class classification society which is a member of IACS and acceptable to the Facility Agent free of overdue recommendations and conditions; and
(c)	so as to comply with all laws and regulations applicable to vessels such as the Ships registered at ports in the applicable Approved Flag State or to vessels trading to any jurisdiction to which any Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.
95	EUROPE/78117511v9

26.4	Classification society undertaking

Each Borrower undertakes:

(a)	to send to the Facility Agent, promptly upon its request (such request to be communicated to that Borrower on reasonable notice), certified true copies of all original class records held by the Approved Classification Society in relation to its Ship;
(b)	to notify the Facility Agent immediately in writing if:
(i)	its Ship's Approved Classification Society is to be changed; or
(ii)	it becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of its Ship's class under the rules or terms and conditions of that Borrower's or its Ship's membership of the Approved Classification Society;
(c)	following receipt of a written request from the Facility Agent:
(i)	to confirm that it is not in default of any of its contractual obligations or liabilities to the relevant Approved Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the relevant Approved Classification Society; or
(ii)	if it is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Facility Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.
26.5	Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially and/or adversely alter the structure, type or performance characteristics of that Ship or materially reduce its value.

26.6	Removal and installation of parts
(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of the Ship owned by it, or any item of equipment installed on such Ship unless:
(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;
(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and
(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.
96	EUROPE/78117511v9

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.
26.7	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent, provide the Facility Agent, with copies of all survey reports.

26.8	Inspection

Each Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times, with prior notice reasonably in advance, without interfering with the Ship's trading schedule, to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections. The costs of such inspections shall be for the account of the Borrowers Provided that so long as no Event of Default has occurred and is continuing, the Borrowers shall only be obliged to pay any costs incurred by the Facility Agent in respect of not more than one inspection in relation to a maximum of two Ships in each calendar year (starting from the Utilisation Date).

26.9	Prevention of and release from arrest
(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:
(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;
(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and
(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.
(b)	Each Borrower shall as promptly as possible after receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.
26.10	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:
(i)	relating to its business generally;
(ii)	all Sanctions; and
(iii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

97	EUROPE/78117511v9

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and
(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions.
26.11	ISPS Code

Without limiting paragraph (a) of Clause 26.10 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and
(b)	maintain an ISSC for that Ship; and
(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.
26.12	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless:

(a)	the prior written consent of the underwriters of that Ship has been given; and
(b)	that Borrower has (at its expense) effected any special, additional or modified insurance cover (to the extent not covered by that Ship's war risks insurances) which the underwriters of that Ship may require.
26.13	Provision of information

Without prejudice to Clause 21.6 (Information: miscellaneous) each Borrower shall in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;
(b)	the Earnings and payments and amounts due to its master and crew;
(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;
(d)	any towages and salvages; and
(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

98	EUROPE/78117511v9

26.14	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, as soon as practically possible (and in respect of sub-paragraphs (a), (c) and (e) below no later than ten Business Days) notify the Facility Agent by letter or email, of:

(a)	any casualty to that Ship which is a Major Casualty;
(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requisition of that Ship for hire;
(d)	any overdue requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority;
(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;
(f)	any intended dry docking of that Ship;
(g)	any deactivation or lay up of that Ship;
(h)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;
(i)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or
(j)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

26.15	Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise or bareboat charter for any period;
(b)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;
(c)	materially amend, supplement or terminate a Management Agreement;
(d)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment;
(e)	de activate or layup that Ship; or
99	EUROPE/78117511v9

(f)	put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.
26.16	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first preferred mortgage or, as the case may be, priority mortgage, and (if so required by any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag of that Ship) carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

26.17	Sustainable and socially responsible dismantling and recycling of Ship

If a Ship is sold for scrapping, the Borrower owning that Ship shall ensure that that Ship is sold on the basis of a memorandum of agreement that contains language that ensures that that Ship will be dismantled and recycled in accordance with the Hong Kong Convention and/or the EU Ship Recycling Regulation, to the extent the EU Ship Recycling Regulation is applicable to the Ship and/or the relevant Borrower.

26.18	Charterparty Assignment

If a Borrower enters into any Assignable Charter (other than an Initial Charter) and subject to obtaining the prior consent of the Facility Agent in accordance with paragraph (a) or, as the case may be, paragraph (b) Clause 26.15 (Restrictions on chartering, appointment of managers etc.), that Borrower shall promptly after the date of entry into such Assignable Charter:

(a)	provide the Facility Agent with a certified true copy of such Assignable Charter (or, alternatively if a copy is not then available, a copy of a binding and unconditional recapitulation of charterparty terms);
(b)	other than in respect of a demise or bareboat charter, execute in favour of the Security Agent a Charterparty Assignment in respect of that Assignable Charter (such Charterparty Assignment to be notified to the relevant charterer and any charter guarantor and use its best endeavours to procure that an executed acknowledgment of such notice from the relevant charterer and charter guarantor is obtained);
(c)	in respect of a demise charter or bareboat charter, execute and procure that the charterer executes in favour of the Security Agent a tripartite assignment in such form and substance acceptable to the Lenders;
(d)	shall deliver to the Facility Agent such other documents as it may reasonably require (including, without limitation, documents equivalent to those referred to at paragraphs 1.5 and 6.1 of Part A of Schedule 2 (Conditions Precedent) in respect of such Charterparty Assignment or, as the case may be, such tripartite assignment).
26.19	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings other than for the purposes of this Agreement.

100	EUROPE/78117511v9

26.20	Inventory of Hazardous Materials

Each Borrower shall maintain an Inventory of Hazardous Materials in respect of the Ship owned by it (or any applicable equivalent document required by applicable law).

26.21	Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent may reasonably require) that it is complying with this Clause 26 (General Ship Undertakings) at the times and in the manner provided in this Agreement.

26.22	Fuel Oil Consumption Data

Each Borrower shall, upon the request of any Lender and at the cost of the Borrower, on or before 31st July in each calendar year, supply or procure the supply to the Facility Agent of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to its Ship for the preceding calendar year. For the avoidance of doubt, such information shall be confidential, but each Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment in a manner which will preserve the anonymity of the information disclosed by the Borrowers.

For the purposes of this Clause 26.22 (Fuel Oil Consumption Data):

"Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 ("MARPOL"), as modified by the Protocol of 1978 relating thereto;

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced from time to time; and

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

27	Security Cover
27.1	Minimum required security cover

Clause 27.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrowers that the Security Cover Ratio is below 130 per cent. of the Loan (the "Relevant Percentage").

27.2	Provision of additional security; prepayment
(a)	If the Facility Agent serves a notice on the Borrowers under Clause 27.1 (Minimum required security cover), the Borrowers shall, on or before the date falling 30 days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.
101	EUROPE/78117511v9

(b)	The Borrowers may, instead of making a prepayment as described in paragraph (a) above provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:
(A)	has a net realisable value at least equal to the shortfall; and
(B)	is documented in such terms as the Facility Agent may approve or require;

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

27.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 27.2 (Provision of additional security; prepayment), in the case of cash denominated in dollars, shall be the face value thereof and if it consists of Security over a vessel shall be the Market Value of the vessel concerned, determined in accordance with Clause 27.7 (Provision of valuations).

27.4	Valuations binding

Any valuation under this Clause 27 (Security Cover) shall be binding and conclusive as regards each Borrower, save for any manifest error.

27.5	Provision of information
(a)	Each Borrower shall promptly provide the Facility Agent and any Approved Valuer acting under this Clause 27 (Security Cover) with any information which the Facility Agent or the Approved Valuer may request for the purposes of the valuation.
(b)	If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Valuer or the Facility Agent considers prudent.
27.6	Prepayment mechanism

Any prepayment pursuant to Clause 27.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be applied pro rata against the then outstanding Repayment Instalments and the Balloon Instalment pursuant to the provisions of Clause 6.2 (Effect of cancellation and prepayment on scheduled prepayments).

27.7	Provision of valuations

The Borrowers shall provide the Facility Agent with valuations of each Ship and any other vessel over which additional Security has been created in accordance with Clause 27.2 (Provision of additional security; prepayment), from an Approved Valuer, addressed to the Finance Parties, to enable the Facility Agent to determine the Market Value of the Ship and such other vessel at least semi-annually, on each of 30th June and 31st December in each calendar year (or such other dates as may be advised by the Facility Agent to the Borrowers in writing from time to time).

102	EUROPE/78117511v9

27.8	Payment of valuation expenses

Without prejudice to the generality of the Borrowers' obligations under Clauses 17.1 (Transaction expenses), 17.2 (Amendment costs) and 15 (Other indemnities), the Borrowers shall, on demand, pay the Facility Agent the amount of the fees and expenses of the Approved Valuer or experts instructed by the Facility Agent under this Clause and all legal and other expenses incurred by any Finance Party in connection with any matter arising out of this Clause 27 (Security Cover), provided that so long as no Event of Default has occurred the Borrowers shall not be obliged to pay any such fees and expenses in respect of more than one set of valuations (consisting of up to three valuations) of the Ships in any calendar year (in addition to the set of valuations to determine the Initial Market Value) and any valuations required for the purpose of testing the Financial Covenants referred to in Clause 22 (Financial Covenants).

27.9	Release of additional security

If, at any time, the Security Agent holds additional security provided under this Clause 27 (Security Cover) and the Market Value of the Ships disregarding the value of any additional security provided pursuant to Clause 27.2 (Provision of additional security; prepayment) above exceeds for a period of at least 90 consecutive days the Security Cover Ratio required pursuant to Clause 27.1 (Minimum required security cover), the Borrowers may, by notice to the Facility Agent, require the release and discharge of that additional security. The Facility Agent shall then promptly direct the Security Agent to release and discharge that additional security if no Event of Default is then continuing or will result from such release and discharge and, upon such release and discharge and, if so required by the Facility Agent, the Borrowers shall reimburse to the Facility Agent any costs and expenses payable under Clause 17 (Costs and Expenses) in relation to that release and discharge.

28	Accounts and application of Earnings
28.1	Accounts

No Borrower may, without the prior consent of the Facility Agent, maintain any bank account other than its Earnings Account; for the avoidance of doubt, the Borrowers may maintain any bank accounts they hold under the Existing Agreements, which they undertake to close within 3-month period from the Utilisation Date.

28.2	Payment of Earnings

Each Borrower shall ensure that subject only to the provisions of the relevant General Assignment and Charterparty Assignment, all the Earnings are paid into its Earnings Account.

28.3	Withdrawals from Earnings Account

Unless an Event of Default has occurred and is continuing at that time, each Borrower shall be entitled to withdraw any balance standing to the credit of its Earnings Account for the purpose of:

(a)	complying with its obligations as they fall due under this Agreement and the other Finance Documents;
(b)	paying the Operating Expenses (including any general and administrative expenses) of its Ship to the extent that they are due and payable on or prior to the date of such withdrawal and are attributable to, or owed by, that Borrower; or
103	EUROPE/78117511v9

(c)	making any Dividend Payment (subject to compliance with Clause 23.18 (Dividends)).
28.4	Location of Accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Account; and
(b)	execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.
28.5	Debits authorisation etc.

The Facility Agent is hereby irrevocably authorised by the Borrowers from time to time to:

(a)	instruct the Account Bank to debit the Earnings Accounts (or any of them); and
(b)	apply the relevant amounts towards the pro tanto satisfaction of the Borrowers' obligations to a Finance Party in respect of the payment of:
(i)	any principal and interest due and payable under this Agreement (if not paid when due and payable); and
(ii)	any amounts due and payable to a Finance Party under Clauses 12 (Fees) or 15 (Other Indemnities) or any amounts which such Finance Party is entitled to demand under Clauses 17 (Costs and Expenses) or 15 (Other Indemnities), if such amounts are not paid when due and payable.
29	Events of Default
29.1	General

Each of the events or circumstances set out in this Clause 29 (Events of Default) is an Event of Default except for Clause 29.20 (Acceleration) and Clause 29.21 (Enforcement of security).

29.2	Non-payment

A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within three Business Days of its due date.
29.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 21.3 (Financial Statements), Clause 22 (Financial Covenants), Clause 23.10 (Title), Clause 23.11 (Negative pledge), Clause 23.12 (Disposals), Clause 23.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 23.24 (Anti-Corruption), Clause 23.21 (Sanctions), Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances), Clause 26.9 (Prevention of and release from Arrest) or Clause 27 (Security Cover).

104	EUROPE/78117511v9

29.4	Other obligations
(a)	A Transaction Obligor or an Approved Manager does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 29.2 (Non-payment) and Clause 29.3 (Specific obligations)).
(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fifteen (15) Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor or, as the context may require, an Approved Manager, becoming aware of the failure to comply.
29.5	Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made unless such misrepresentation or statement is determined by the Facility Agent (acting on the instructions of the Majority Lenders) to have been made in error and is rectified within five Business Days from the date of such representation or statement.

29.6	Cross default
(a)	Any Financial Indebtedness of any Transaction Obligor is not paid when due (unless contested in good faith) nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any Transaction Obligor is declared to be due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any Transaction Obligor is cancelled or suspended by a creditor of any Transaction Obligor as a result of an event of default (however described) unless the relevant Transaction Obligor has satisfied the Facility Agent that such cancellation or suspension will not have any negative impact on the ability of that Transaction Obligor to satisfy its debts as they fall due.
(d)	Any creditor of any Transaction Obligor becomes entitled to declare any Financial Indebtedness of any Transaction Obligor due and payable prior to its specified maturity as a result of an event of default (however described).
(e)	No Event of Default will occur under this Clause 29.6 (Cross default) in respect of the Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $15,000,000 (or its equivalent in any other currency).
105	EUROPE/78117511v9

29.7	Insolvency
(a)	A Transaction Obligor:
(i)	is unable or admits inability to pay its debts as they fall due;
(ii)	is declared to be unable to pay its debts under applicable law;
(iii)	suspends or threatens to suspend making payments on any of its debts; or
(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness,

Provided that should such Transaction Obligor, for any reason, including without limitation, any actual or anticipated financial difficulties, commences, with prior written notice to the Facility Agent, negotiations with one or more of its creditors (including the Facility Agent for account of the Lenders) with a view to rescheduling, deferring, re-organising or suspending any of its indebtedness, the negotiations themselves or the entering, as a result of such negotiations, into any agreement or contract with one or more of its creditors (including the Facility Agent for account of the Lenders) setting out terms for any rescheduling, deferral, re-organization or suspension of its indebtedness, shall not in itself constitute an Event of Default.

(b)	A moratorium is declared in respect of any indebtedness of any Transaction Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.
29.8	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Transaction Obligor;
(ii)	a composition, compromise, assignment or arrangement with any creditor of any Transaction Obligor;
(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Transaction Obligor or any of its assets; or
(iv)	enforcement of any Security over any assets of any Transaction Obligor,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.
29.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of a Transaction Obligor (other than an arrest or detention of a Ship referred to in Clause 29.13 (Arrest)) and is not discharged within 30 days (or such longer period the Facility Agent, acting on the instructions of the Majority Lenders, may agree to).

106	EUROPE/78117511v9

29.10	Unlawfulness, invalidity and ranking
(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.
(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.
(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.
(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.
29.11	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

29.12	Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

29.13	Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 30 days of such arrest or detention (or such longer period as may be required in the circumstances based on the assessment of the Facility Agent acting with the authorisation of the Majority Lenders).

29.14	Expropriation

The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets other than:

(a)	an arrest or detention of a Ship referred to in Clause 29.13 (Arrest); or
(b)	any Requisition.
29.15	Repudiation and rescission of agreements

Any Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document (other than an Assignable Charter where the prior approval of the Facility Agent has been obtained for rescission pursuant to the Finance Documents) or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

107	EUROPE/78117511v9

29.16	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has a Material Adverse Effect.

29.17	Material adverse change

Any event or circumstance occurs which has a Material Adverse Effect, including, without limitation, the withdrawal of any material license or governmental or regulatory approval in respect of a Ship, the Guarantor or a Borrower (unless such withdrawal can be contested with the effect of suspension and is in fact so contested in good faith by the Borrowers and the Guarantor).

29.18	Approved Flag
(a)	Any failure by a Borrower to keep the Ship owned by it registered under an Approved Flag.
(b)	The state of the Approved Flag of a Ship or any Relevant Jurisdiction is or becomes involved in hostilities or civil war or there are events of political risk or instability or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to a Ship, the Mortgage on that Ship or its Approved Flag and in the opinion of the Facility Agent such event is likely to have a Material Adverse Effect and the Borrower owning that Ship fails upon the request of the Facility Agent to promptly (and in any case within such timing as may be reasonably set by the Facility Agent, acting on the instructions of the Majority Lenders) register that Ship in its name under another Approved Flag together with a first priority or first preferred ship mortgage (as the case may be and as required under the relevant state of the Approved Flag) in favour of the Security Agent and on such terms as required by the Facility Agent at the relevant time and in any case on substantially the same terms as the terms of the Mortgage.
29.19	Termination of an Initial Charter

Any Initial Charter (being an Assignable Charter) in respect of any Ship is terminated (except in the case of a Total Loss of that Ship or by effluxion of time) and not replaced by a new charter (which shall include for the avoidance of doubt a binding recapitulation of terms) acceptable to the Facility Agent (acting on the instructions of the Majority Lenders) in its reasonable discretion within 60 days from the termination date of the relevant Initial Charter.

29.20	Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders:

(a)	by notice to the Borrowers:
(i)	cancel the Total Commitments, whereupon they shall immediately be cancelled;
(ii)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or
108	EUROPE/78117511v9

(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or
(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraph (i), (ii) or (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 29.21 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

29.21	Enforcement of security

On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 29.20 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

109	EUROPE/78117511v9

Section 9

Changes to Parties

30	Changes to the Lenders
30.1	Assignments and transfers by the Lenders
(a)	Subject to this Clause 30 (Changes to the Lenders) and without prejudice to any other rights available to it as a matter of applicable law, a Lender (the "Existing Lender") may at any time:
(i)	assign any of its rights; or
(ii)	transfer by novation any of its rights and obligations (including, for the avoidance of doubt, its Commitment or any part thereof),

under the Finance Documents to:

(A)	another Lender;
(B)	any Affiliate of a Lender;
(C)	any existing lender of the Guarantor or any Affiliate of that lender;
(D)	any member of the European System of Central Banks;
(E)	any fund managed by a Lender or any of its Affiliates; or
(F)	any other first class bank or financial institution or insurance company which has a minimum investment grade rating for its long term senior unsecured debt by any two of the rating agencies Moody's, Fitch and Standard & Poor's, Provided that such entity is regularly engaged in or established for the purpose of making, purchasing or investing in shipping loans, securities or other financial assets,

(the "New Lender" and, following the occurrence of an Event of Default which is continuing, a New Lender may be any person other than an individual).

(b)	Unless an Event of Default has occurred which is continuing, an assignment or transfer by an Existing Lender under paragraph (a) above (other than an assignment or transfer to an Affiliate in accordance with sub-paragraph (B) above) is subject to prior consultation with the Obligors by giving the Obligors no less than 45 days' prior written notice (the "Notice Period"), during which the Borrowers will have the right to refinance or otherwise prepay said Lender's participation in the Facility prior to the expiry of the Notice Period (and subject to the Borrowers giving irrevocable written notice to the Facility Agent 21 days prior to the intended prepayment or refinancing).
(c)	Following the occurrence of an Event of Default which is continuing, the Existing Lender may assign any of its rights or transfer any of its rights and obligations (including, for the avoidance of doubt, its Commitment or any part thereof) under the Finance Documents to any person other than an individual, without any notification to or consultation with the Obligors and without the need to obtain the prior consent of the Obligors.
110	EUROPE/78117511v9

(d)	For the avoidance of doubt, the consent of the Obligors is not required for any assignment or transfer by an Existing Lender.
(e)	No Obligor may be a New Lender.
30.2	Conditions of assignment or transfer
(a)	An assignment will only be effective on:
(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and
(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.
(b)	Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.
(c)	A transfer will only be effective if the procedure set out in Clause 30.5 (Procedure for transfer) is complied with.
(d)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 14 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (d) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

(e)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.
111	EUROPE/78117511v9

30.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

30.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;
(ii)	the financial condition of any Transaction Obligor;
(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and
(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30 (Changes to the Lenders); or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.
30.5	Procedure for transfer
(a)	Subject to the conditions set out in Clause 30.2(a) (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.
112	EUROPE/78117511v9

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
(c)	Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:
(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");
(ii)	each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;
(iii)	the Facility Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and
(iv)	the New Lender shall become a Party as a "Lender".
30.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 30.2(a) (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.
(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.
113	EUROPE/78117511v9

(c)	Subject to Clause 30.9 (Pro rata interest settlement), on the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and
(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.
(d)	Lenders may utilise procedures other than those set out in this Clause 30.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 30.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 30.2(a) (Conditions of assignment or transfer).
30.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

30.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 30 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or
(ii)	require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
114	EUROPE/78117511v9

30.9	Pro rata interest settlement
(a)	If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 30.5 (Procedure for transfer) or any assignment pursuant to Clause 30.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):
(i)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and
(ii)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:
(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and
(B)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 30.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.
(b)	In this Clause 30.9 (Pro rata interest settlement) references to "Interest Period" shall be construed to include a reference to any other period for accrual of fees.
(c)	An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 30.9 (Pro rata interest settlement) but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.
30.10	Account Transfer
(a)	Upon the request of the Facility Agent, the Earnings Account or any of them may be transferred between UBS AG, as Account Bank, and the Affiliates of UBS AG (an "Account Transfer").
(b)	Each Obligor agrees and consents to each Account Transfer.
(c)	Following an Account Transfer, each Obligor shall (and shall procure that each Transaction Obligor will) promptly enter into such documentation as the Facility Agent shall reasonably require to:
(i)	ensure that each Finance Document remains in full force and effect following such Account Transfer;
(ii)	create or maintain in favour of the Facility Agent any of the rights under Clause 28.5 (Debits authorisation etc.) and Clause 37 (Set-Off) following such Account Transfer; and
(iii)	create or maintain in favour of the Security Agent the Security over the transferred accounts following such Account Transfer.
115	EUROPE/78117511v9

31	Changes to the Transaction Obligors
31.1	Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, without the prior written consent of the Facility Agent.

31.2	Prohibition on Debt Purchase Transactions by the Borrowers

The Borrowers shall not (and shall procure that none of their Affiliates will), enter into any Debt Purchase Transaction or be a Lender or beneficially own all or any part of the shares or (as the case may be) limited liability company interest or other equivalent rights of ownership of a company that is a Lender or a party to a Debt Purchase Transaction.

31.3	Release of security
(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:
(i)	the disposal is permitted by the terms of any Finance Document;
(ii)	the Majority Lenders agree to the disposal;
(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or
(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)	If the Security Agent is satisfied that a release is allowed under this Clause 31.3 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.
31.4	Subordinated Creditors
(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:
(i)	a duly executed Subordination Agreement;
(ii)	a duly executed Subordinated Debt Security; and
(iii)	such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

(b)	A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Agreement and the Subordinated Debt Security delivered under paragraph (a) above.
116	EUROPE/78117511v9

Section 10

The Finance Parties

32	The Facility Agent
32.1	Appointment of the Facility Agent
(a)	Each of the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)	Each of the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
32.2	Instructions
(a)	The Facility Agent shall:
(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:
(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).
(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;
117	EUROPE/78117511v9

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.
(e)	If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.
(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.
(g)	The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(h)	Without prejudice to the remainder of this Clause 32.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.
(i)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.
32.3	Duties of the Facility Agent
(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(c)	Without prejudice to Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
118	EUROPE/78117511v9

(f)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.
(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
32.4	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Facility Agent as a trustee or fiduciary of any other person.
(b)	The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.
32.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 36.5 (Application of receipts; partial payments).

32.6	Business with the Group

The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

32.7	Rights and discretions
(a)	The Facility Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

119	EUROPE/78117511v9

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 29.2 (Non-payment));
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by any Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.
(e)	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.
(h)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
120	EUROPE/78117511v9

32.8	Responsibility for documentation

The Facility Agent is not responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(c)	any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
32.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
32.10	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 36.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
121	EUROPE/78117511v9

(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.
(d)	Nothing in this Agreement shall oblige the Facility Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.
32.11	Lenders' indemnity to the Facility Agent
(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
122	EUROPE/78117511v9

(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.
(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.
32.12	Resignation of the Facility Agent
(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.
(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.
(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 32 (The Facility Agent) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.
(e)	The retiring Facility Agent shall make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.
(g)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.4 (Indemnity to the Facility Agent) and this Clause 32 (The Facility Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
123	EUROPE/78117511v9

(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrowers.
(i)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.
32.13	Confidentiality
(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
32.14	Relationship with the other Finance Parties
(a)	Subject to Clause 30.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.
124	EUROPE/78117511v9

(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and, where communication by electronic mail or other electronic means is permitted under Clause 39.5 (Electronic communication), electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 39.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 39.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
32.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(d)	the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and
(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
32.16	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

125	EUROPE/78117511v9

32.17	Full freedom to enter into transactions

Without prejudice to Clause 32.6 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);
(b)	to deal in and enter into and arrange transactions relating to:
(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

33	The Security Agent
33.1	Trust
(a)	The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 33 (The Security Agent) and the other provisions of the Finance Documents.
(b)	Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.
33.2	Parallel Debt (Covenant to pay the Security Agent)
(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.
126	EUROPE/78117511v9

(b)	The Parallel Debt of an Obligor:
(i)	shall become due and payable at the same time as its Corresponding Debt;
(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.
(c)	For purposes of this Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:
(i)	is the independent and separate creditor of each Parallel Debt;
(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
(d)	The Parallel Debt of an Obligor shall be:
(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and
(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)	All amounts received or recovered by the Security Agent in connection with this Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 36.5 (Application of receipts; partial payments).
(f)	This Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.
33.3	Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

33.4	Instructions
(a)	The Security Agent shall:
(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:
127	EUROPE/78117511v9

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).
(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)	Paragraph (a) above shall not apply:
(i)	where a contrary indication appears in a Finance Document;
(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;
(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties;
(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:
(A)	Clause 33.27 (Application of receipts);
(B)	Clause 33.28 (Permitted Deductions); and
(C)	Clause 33.29 (Prospective liabilities).
(e)	If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 45 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.
(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:
128	EUROPE/78117511v9

(i)	it has not received any instructions as to the exercise of that discretion; or
(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(g)	The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.
(h)	Without prejudice to the remainder of this Clause 33.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.
(i)	The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.
33.5	Duties of the Security Agent
(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.
(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
33.6	No fiduciary duties
(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.
(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.
129	EUROPE/78117511v9

33.7	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

33.8	Rights and discretions
(a)	The Security Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;
(B)	unless it has received notice of revocation, that those instructions have not been revoked;
(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.
(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:
(i)	no Default has occurred;
(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and
(iii)	any notice or request made by any Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.
(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
130	EUROPE/78117511v9

(e)	Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.
(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:
(i)	be liable for any error of judgment made by any such person; or
(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

(h)	Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.
(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
33.9	Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property;
131	EUROPE/78117511v9

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.
33.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or
(c)	whether any other event specified in any Transaction Document has occurred.
33.11	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:
(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;
(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or
(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or
(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:
(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

132	EUROPE/78117511v9

(b)	No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.
(c)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.
(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:
(i)	any "know your customer" or other checks in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.
33.12	Lenders' indemnity to the Security Agent
(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).
(b)	Subject to paragraph (c) below, the Borrowers shall within three days of any demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.
133	EUROPE/78117511v9

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.
33.13	Resignation of the Security Agent
(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.
(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.
(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.
(d)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.
(e)	The Security Agent's resignation notice shall only take effect upon:
(i)	the appointment of a successor; and
(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.
(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 33.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 15.5 (Indemnity to the Security Agent) and this Clause 33 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.
(h)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.
134	EUROPE/78117511v9

33.14	Confidentiality
(a)	In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.
(b)	If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.
(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.
33.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;
(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and
(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.
33.16	Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

135	EUROPE/78117511v9

33.17	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;
(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;
(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;
(d)	take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or
(e)	require any further assurance in relation to any Finance Document.
33.18	Insurance by Security Agent
(a)	The Security Agent shall not be obliged:
(i)	to insure any of the Security Assets;
(ii)	to require any other person to maintain any insurance; or
(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.
33.19	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

136	EUROPE/78117511v9

33.20	Delegation by the Security Agent
(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.
(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.
(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.
33.21	Additional Security Agents
(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:
(i)	if it considers that appointment to be in the interests of the Secured Parties; or
(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or
(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.
(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.
33.22	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

137	EUROPE/78117511v9

33.23	Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

33.24	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and
(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and
(ii)	any Security Agent which has resigned pursuant to Clause 33.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.
33.25	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

33.26	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

138	EUROPE/78117511v9

33.27	Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause 33 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law and subject to the remaining provisions of this Clause 33 (The Security Agent), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause 33.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate;
(b)	in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause 36.5 (Application of receipts; partial payments);
(c)	if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and
(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.
33.28	Permitted Deductions

The Security Agent may, in its discretion:

(a)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and
(b)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).
33.29	Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 33.27 (Application of receipts) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and
(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

139	EUROPE/78117511v9

33.30	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 33.27 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause 33.27 (Application of receipts).

33.31	Currency conversion
(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.
(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
33.32	Good discharge
(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.
(b)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.
33.33	Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

33.34	Full freedom to enter into transactions

Without prejudice to Clause 33.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);
(b)	to deal in and enter into and arrange transactions relating to:
140	EUROPE/78117511v9

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or
(ii)	any options or other derivatives in connection with such securities; and
(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

34	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
35	Sharing among the Finance Parties
35.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 36 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;
(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 36 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and
(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 36.5 (Application of receipts; partial payments).
141	EUROPE/78117511v9

35.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 36.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

35.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause 35.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

35.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and
(b)	as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.
35.5	Exceptions
(a)	This Clause 35 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.
(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.
142	EUROPE/78117511v9

Section 11

Administration

36	Payment Mechanics
36.1	Payments to the Facility Agent
(a)	On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.
(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.
36.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to a Transaction Obligor) and Clause 36.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of the Loan, to such account of such person as may be specified by the Borrowers in the Utilisation Request.

36.3	Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 37 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback and pre-funding
(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.
(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.
143	EUROPE/78117511v9

(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:
(i)	the Facility Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Facility Agent; and
(ii)	the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.
36.5	Application of receipts; partial payments
(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement;
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Facility Agent shall, if so directed by the Lenders, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.
36.6	No set-off by Transaction Obligors

All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

36.7	Business Days
(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).
144	EUROPE/78117511v9

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
36.8	Currency of account
(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.
(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.
36.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and
(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.
36.10	Currency Conversion
(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.
(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.
36.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;
145	EUROPE/78117511v9

(b)	the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)	any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 45 (Amendments and Waivers);
(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11 (Disruption to Payment Systems etc.); and
(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
37	Set-Off
37.1	Application of credit balances

Each Finance Party may:

(a)	set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that person) against any matured obligation owed by that Finance Party, and/or as applicable, the Account Bank, to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off; and
(b)	following the occurrence of an Event of Default which is continuing and without prior notice, apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of that Obligor at any office or branch in any country of that Finance Party and/or as applicable, the Account Bank, in or towards satisfaction of any sum then due from that Obligor to that Finance Party and any other liability of that Obligor (whether actual or contingent) under any of the Finance Documents, and for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of an Obligor; and/or
(ii)	convert or translate all or any part of a deposit or other credit balance into dollars; and/or
(iii)	enter into any other transaction, execute such documents or make any entry in the name of that Obligor and/or the Finance Party with regard to the credit balance which the Finance Party considers appropriate; and/or
(iv)	combine and/or consolidate and/or liquidate all or any accounts (whether current, deposit, loan or of any other nature whatsoever, whether subject to notice or not and in whatever currency) of any one or more of that Obligor with any office or branch of the Finance Party and/or as applicable, the Account Bank.
146	EUROPE/78117511v9

38	Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
39	Notices
39.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by letter.

39.2	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);
(b)	in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;
(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties);
(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties); and
(e)	in the case of the Account Bank, that specified in Schedule 1 (The Parties),

or any substitute address or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

147	EUROPE/78117511v9

39.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 39.2 (Addresses), if addressed to that department or officer.
(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).
(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.
(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.
(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.
39.4	Notification of address

Promptly upon receipt of notification of an address or change of address pursuant to Clause 39.2 (Addresses) or changing its own address, the Facility Agent shall notify the other Parties.

39.5	Electronic communication
(a)	Any communication to be made or document to be delivered by one Party (and/or possibly third parties involved in the provision of services) to another between any two Parties under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those Parties:
(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice,

and are aware that:

(A)	the unencrypted information is transported over an open, publicly accessible network and can, in principle, be viewed by others, thereby allowing conclusions to be drawn about a banking relationship;
(B)	the information can be changed and manipulated by a third party;
148	EUROPE/78117511v9

(C)	the sender's identity (sender of the e-mail) can be assumed or otherwise manipulated; and
(D)	the Facility Agent assumes no liability for any loss incurred as a result of manipulation of the e-mail address or content nor is it liable for any loss incurred by any Party and any other relevant persons due to interruptions and delays in transmission caused by technical problems.
(b)	Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.
(c)	A Party is entitled to assume that all the orders and instructions received from another Party, or a third party designated by that Party are from an authorized individual, irrespective of the existing signatory rights in accordance with the commercial register or the specimen signature. Each Party shall further procure that all third parties referred to herein agree with the use of e-mails and are aware of the above terms and conditions related to the use of e-mail.
(d)	Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to a Servicing Party, the Facility Agent or the Security Agent only if it is addressed in such a manner as the Servicing Party, the Facility Agent or the Security Agent shall specify for this purpose.
(e)	Any electronic communication or document which becomes effective, in accordance with paragraph (d) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
(f)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 39.5 (Electronic communication).
39.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
149	EUROPE/78117511v9

40	Calculations and Certificates
40.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

40.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

40.3	Day count convention and interest calculation
(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:
(i)	on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice; and
(ii)	subject to paragraph (b) below, without rounding.
(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.
41	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

42	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

43	Settlement or Discharge Conditional

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

150	EUROPE/78117511v9

44	Irrevocable Payment

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

45	Amendments and Waivers
45.1	Required consents
(a)	Subject to Clause 45.2 (All Lender matters) and Clause 45.4 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.
(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 45 (Amendments and Waivers).
(c)	Without prejudice to the generality of Clause 32.7 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.
(d)	Paragraph (c) of Clause 30.9 (Pro rata interest settlement) shall apply to this Clause 45 (Amendments and Waivers).
45.2	All Lender matters

Subject to Clause 45.5 (Changes to reference rates), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definitions of "Majority Lenders" and "Sanctions" in Clause 1.1 (Definitions);
(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents;
(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;
(f)	a change to any Obligor other than in accordance with Clause 31 (Changes to the Transaction Obligors);
(g)	any provision which expressly requires the consent of all the Lenders;
151	EUROPE/78117511v9

(h)	this Clause 45 (Amendments and Waivers);
(i)	any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.1 (Illegality and Sanctions affecting a Lender), Clause 7.4 (Mandatory prepayment on sale, refinancing or Total Loss), Clause 7.5 (Change of Control), Clause 9 (Interest), Clause 20.34 (Sanctions), Clause 23.21 (Sanctions), Clause 23.24 (Anti-Corruption), Clause 26.10 (Compliance with laws etc.), Clause 24.2 (Maintenance of obligatory insurances), Clause 24.3 (Terms of obligatory insurances), Clause 24.5 (Renewal of obligatory insurances), Clause 28 (Accounts and application of Earnings), Clause 30 (Changes to the Lenders), Clause 35 (Sharing among the Finance Parties), Clause 49 (Governing Law) or Clause 50 (Enforcement);
(j)	any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);
(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:
(i)	the guarantees and indemnities granted under Clause 18 (Guarantee and Indemnity – Guarantor) or any other guarantee and indemnity forming part of the Finance Documents;
(ii)	the joint and several liability of the Borrowers under Clause 19 (Joint and Several Liability of the Borrowers);
(iii)	the Security Assets; or
(iv)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (iii) and (iv) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(l)	the release of the guarantees and indemnities granted under Clause 18 (Guarantee and Indemnity – Guarantor) or any other guarantee and indemnity forming part of the Finance Documents or the release of the joint and several liability of the Borrowers under Clause 19 (Joint and Several Liability of the Borrowers) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

45.3	Excluded Commitments

If any Lender fails to respond to a request for an amendment or waiver described in Clause 45.2 (All Lender matters) above within twenty Business Days (or such longer time period in relation to any request which the Borrowers and the Facility Agent may agree) of that request being made:

152	EUROPE/78117511v9

(a)	its Commitment or its participation in the Loan (as the case may be) shall not be taken into account for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and
(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
45.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of a Servicing Party (its capacity as such) may not be effected without the consent of that Servicing Party, as the case may be.

45.5	Changes to reference rates
(a)	If a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Reference Rate in place of the that Published Rate; and
(ii)
(A)	aligning any provision of any Finance Document to the use of that Replacement Reference Rate;
(B)	enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);
(C)	implementing market conventions applicable to that Replacement Reference Rate;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on the Loan or any part of the Loan under this Agreement to any recommendation of a Relevant Nominating Body which:
153	EUROPE/78117511v9

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and
(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders) and the Borrowers.

(c)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or (b) above within 10 Business Days (or such longer time period in relation to any request which the Borrowers and the Facility Agent may agree) of that request being made:
(i)	its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and
(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(d)	In this Clause 45.5 (Changes to reference rates):

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)	the administrator of that Published Rate; or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub-paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or
(c)	in the opinion of the Majority Lenders and the Borrowers, an appropriate successor to a Published Rate.
45.6	Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction) and 18.4 (Waiver of defences), 19.2 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

154	EUROPE/78117511v9

46	Confidential Information
46.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 46.2 (Disclosure of Confidential Information) and Clause 46.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

46.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers (including, without limitation, lawyers, accountants, surveyors, valuers), insurance advisors, insurance brokers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information or if an Event of Default has occurred and is continuing;
(b)	to any person:
(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives, professional advisers and broker or provider for the purpose of credit protection;
(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives, professional advisers and broker or provider for the purpose of credit protection;
(iii)	appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 32.14 (Relationship with the other Finance Parties));
155	EUROPE/78117511v9

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;
(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.8 (Security over Lenders' rights);
(viii)	which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;
(ix)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;
(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or
(xi)	with the consent of the Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information or if an Event of Default has occurred and is continuing;
(B)	in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information, except that there shall be no requirement for a Confidentiality Undertaking and no requirement to so inform if an Event of Default has occurred and is continuing;
(C)	in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances or if an Event of Default has occurred and is continuing;
156	EUROPE/78117511v9

(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;
(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information.
(e)	The Obligors (for and on behalf of themselves and the Transaction Obligors) hereby release the Finance Parties and each of their Affiliates and each of their members, managers, officers, directors, employees, head office, professional advisers, auditors and representatives (together, the "Disclosing Party") from any confidentiality obligations or confidentiality restrictions arising from Swiss law or other applicable banking secrecy and data protection legislation which would precent a Disclosing Party form disclosing any Confidential Information in accordance with this Clause of Clause 46 (Confidential Information).
46.3	Disclosure to numbering service providers
(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:
(i)	names of Transaction Obligors;
(ii)	country of domicile of Transaction Obligors;
(iii)	place of formation of Transaction Obligors;
(iv)	date of this Agreement;
(v)	Clause 49 (Governing Law);
(vi)	the names of the Facility Agent;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amount of Total Commitments;
(ix)	currency of the Facility;
(x)	type of Facility;
157	EUROPE/78117511v9

(xi)	ranking of Facility;
(xii)	Termination Date for Facility;
(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and
(xiv)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)	Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.
46.4	Entire agreement

This Clause 46 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

46.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

46.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 46.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 46 (Confidential Information).
158	EUROPE/78117511v9

46.7	Continuing obligations

The obligations in this Clause 46 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
47	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

48	Electronic Execution

This Agreement may be executed and delivered by facsimile signature or other electronic or digital means (including without limitation portable document format ("PDF")). Any such signature shall be of the same force and effect as an original signature, it being the express intent of the Parties to create a valid and legally enforceable contract between them. The exchange and delivery of this Agreement via facsimile or as an attachment to electronic mail (including in PDF) shall constitute effective execution and delivery by the Parties and may be used by the Parties for all purposes. Notwithstanding the foregoing, at the request of either Party, the Parties hereto agree to exchange inked original replacement signature pages as soon thereafter as reasonably practicable.

159	EUROPE/78117511v9

Section 12

Governing Law and Enforcement

49	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

50	Enforcement
50.1	Jurisdiction
(a)	Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)	To the extent allowed by law, this Clause 50.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.
50.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:
(i)	irrevocably appoints Saville & Co., currently at 11 Old Jewry, London EC2R 8DU, United Kingdom, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within three days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

160	EUROPE/78117511v9

Schedule 1

The Parties

Part A

The Obligors

Borrower	Name of Borrower	Place of Formation	Address for Communication
Borrower A	Zeus One Marine LLC	Marshall Islands	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower B	Hephaestus Marine LLC	Marshall Islands	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower C	Pericles Marine LLC	Marshall Islands	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
161	EUROPE/78117511v9

Borrower D	Global Ship Lease 55 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower E	Global Ship Lease 57 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower F	Global Ship Lease 58 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower G	Global Ship Lease 59 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
162	EUROPE/78117511v9

Borrower H	Global Ship Lease 60 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower I	Global Ship Lease 61 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower J	Global Ship Lease 62 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower K	Global Ship Lease 63 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
163	EUROPE/78117511v9

Borrower L	Global Ship Lease 64 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower M	Global Ship Lease 65 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower N	Global Ship Lease 66 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower O	Global Ship Lease 72 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
164	EUROPE/78117511v9

Borrower P	Global Ship Lease 73 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower Q	Global Ship Lease 74 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr
Borrower R	Global Ship Lease 75 LLC	Liberia	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: legalconfidential@technomar.gr with a copy to: finance@technomar.gr

Name of Guarantor	Place of Formation	Registration number (or equivalent, if any)	Address for Communication
Global Ship Lease, Inc.	Marshall Islands	28891	c/o Technomar Shipping Inc. 3-5 Menandrou Street 145 61 Kifissia Greece Fax no: +30 210 80 84 224 Email: mdanezi@technomar.gr tpsaropoulos@technomar.gr

165	EUROPE/78117511v9

Part B

The Original Lenders

Name of Original Lender	Commitment	Address for Communication
UBS AG	$85,000,000	St. Alban-Graben 1-3 Basel 4051 Switzerland Fax No: +(41) 61 266 79 39 Attn: Ship Finance/ Loans Administration

166	EUROPE/78117511v9

Part C

The Servicing Parties

Name of Facility Agent	Address for Communication
UBS AG	Bahnhofstrasse 45 8001 Zurich Switzerland c/o UBS AG St. Alban-Graben 1-3 Basel 4051 Switzerland Fax No: +(41) 61 266 79 39 Attn: Ship Finance/ Loans Administration
Name of Security Agent	Address for Communication
UBS AG	Bahnhofstrasse 45 8001 Zurich Switzerland c/o UBS AG St. Alban-Graben 1-3 Basel 4051 Switzerland Fax No: +(41) 61 266 79 39 Attn: Ship Finance/ Loans Administration

167	EUROPE/78117511v9

Part D

The Account Bank

Name of Account Bank	Address for Communication
UBS AG	Bahnhofstrasse 45 8001 Zurich Switzerland c/o UBS AG St. Alban-Graben 1-3 Basel 4051 Switzerland Fax No: +(41) 61 266 79 39 Attn: Ship Finance/ Loans Administration

168	EUROPE/78117511v9

Schedule 2

Conditions Precedent

Part A

Conditions Precedent to the Utilisation Request

1	Obligors
1.1	A copy of the constitutional documents of each Transaction Obligor (including, without limitation, any corporate register excerpts and the group structure chart).
1.2	A copy of a resolution of the members or managers or board of directors, as applicable, of each Transaction Obligor:
(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;
(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and
(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.
1.3	An original of the power of attorney of any Transaction Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.
1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.
1.5	A copy of a resolution signed by the holder(s) of the issued LLC Shares in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.
1.6	A certificate of each Transaction Obligor (signed by an officer or an officer or its director or indirect member and manager) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.
1.7	A certificate of each Transaction Obligor that is incorporated outside the UK (signed by an officer) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.
1.8	A certificate of an authorised signatory of the relevant Transaction Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
169	EUROPE/78117511v9

2	Other Documents

A copy of each Initial Charter (or a binding and unconditional recapitulation of charterparty terms) certified as true and complete together all documents signed or issued by the relevant Borrower or the relevant Initial Charterer (or both of them) under or in connection with it.

3	Finance Documents
3.1	A duly executed original of any Subordination Agreement and copies of any relevant Subordinated Finance Document (if applicable).
3.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).
3.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to in this Schedule 2 (Conditions Precedent).
4	Security
4.1	A duly executed original of the Account Security in relation to each Account (and of each document to be delivered pursuant to it).
4.2	A duly executed original of the Subordinated Debt Security (if applicable).
5	Legal opinions
5.1	A legal opinion of Watson Farley & Williams LLP, legal advisers to the Facility Agent and the Security Agent in England, substantially in the form distributed to the Original Lenders before signing this Agreement.
5.2	If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed to the Original Lenders before signing this Agreement.
6	Other documents and evidence
6.1	Evidence that any process agent referred to in Clause 50.2 (Service of process), if not an Obligor, has accepted its appointment.
6.2	Two or, as the case may be, three valuations of each Ship, in each case addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 30 days and no later than 10 days before the Utilisation Date, each from an Approved Valuer.
6.3	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.
6.4	The Original Financial Statements.
170	EUROPE/78117511v9

6.5	The original of any mandates or other documents required in connection with the opening or operation of the Accounts.
6.6	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the Utilisation Date (or at any such later date as the Facility Agent may agree to, acting on the authorisation of the Majority Lenders).
6.7	Satisfactory completion of the Finance Parties' compliance and due diligence requirements in connection with the "know your customer" process or similar identification procedures in relation to the transactions contemplated by the Finance Documents.
171	EUROPE/78117511v9

Part B

Conditions Precedent to Utilisation of the loan

1	Borrowers

A certificate of an authorised signatory of each Obligor certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date.

2	Release of Existing Security

An original of each Deed of Release relating to an Obligor and a Ship and of each document to be delivered under or pursuant to it, together with evidence satisfactory to the Facility Agent of its due execution by the parties to it.

3	Ship and other security
3.1	A duly executed original of the Mortgage, the General Assignment and the Charterparty Assignment (as applicable) in respect of a Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage has been duly registered as a valid first preferred or, as the case may, priority ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.
3.2	Documentary evidence that a Ship:
(a)	is definitively and permanently registered in the name of the relevant Borrower under the Approved Flag applicable to that Ship;
(b)	is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;
(c)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and
(d)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.
3.3	Documents establishing that a Ship will, as from the Utilisation Date, be managed commercially by the Approved Commercial Manager and managed technically by the Approved Technical Manager on terms acceptable to the Facility Agent, together with:
(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager in relation to a Ship; and
(b)	copies of the Inventory of Hazardous Materials relating to the Ship, the Approved Technical Manager's Document of Compliance and of a Ship's Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to a Ship including, without limitation, an ISSC.
3.4	If required by the Facility Agent, copies of all statutory documentation relating to the energy efficiency of each Ship (including, without limitation any IEEC and IMO DCS data).
172	EUROPE/78117511v9

3.5	At the cost of a Borrower, an opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.
4	Legal opinions

Legal opinions of the legal advisers to the Facility Agent and the Security Agent in the jurisdiction of the Approved Flag of each Ship and such other relevant jurisdictions as the Facility Agent may require.

5	Other documents and evidence
5.1	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 12 (Fees) and Clause 17 (Costs and Expenses) have been paid or will be paid by the Utilisation Date (or at any such later date as the Facility Agent may agree to, acting on the authorisation of the Majority Lenders).
5.2	A copy of any other Authorisation or other document, opinion or assurance which the Lenders consider to be necessary or desirable (if they have notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document referred to in paragraph 3 (Ship and other security) above or for the validity and enforceability of any such Transaction Document.
5.3	Upon the Facility Agent's request each Ship's EEXI Technical File.

Each of the documents specified in paragraphs 1.2, 1.3 and 1.5 of Part A shall be notarised or legalised by a competent authority acceptable to the Facility Agent and every other copy document delivered under this Schedule shall be certified as a true and up to date copy by the secretary (or equivalent officer) of the relevant Borrower.

173	EUROPE/78117511v9

Schedule 3

Requests

Part A

Utilisation Request

From: ZEUS ONE MARINE LLC

HEPHAESTUS MARINE LLC

PERICLES MARINE LLC

GLOBAL SHIP LEASE 55 LLC

GLOBAL SHIP LEASE 57 LLC

GLOBAL SHIP LEASE 58 LLC

GLOBAL SHIP LEASE 59 LLC

GLOBAL SHIP LEASE 60 LLC

GLOBAL SHIP LEASE 61 LLC

GLOBAL SHIP LEASE 62 LLC

GLOBAL SHIP LEASE 63 LLC

GLOBAL SHIP LEASE 64 LLC

GLOBAL SHIP LEASE 65 LLC

GLOBAL SHIP LEASE 66 LLC

GLOBAL SHIP LEASE 72 LLC

GLOBAL SHIP LEASE 73 LLC

GLOBAL SHIP LEASE 74 LLC

GLOBAL SHIP LEASE 75 LLC

To: UBS AG

Dated: [●]

Dear Sirs

ZEUS ONE MARINE LLC, HEPHAESTUS MARINE LLC, PERICLES MARINE LLC, GLOBAL SHIP LEASE 55 LLC, GLOBAL SHIP LEASE 57 LLC, GLOBAL SHIP LEASE 58 LLC, GLOBAL SHIP LEASE 59 LLC, GLOBAL SHIP LEASE 60 LLC, GLOBAL SHIP LEASE 61 LLC, GLOBAL SHIP LEASE 62 LLC, GLOBAL SHIP LEASE 63 LLC, GLOBAL SHIP LEASE 64 LLC, GLOBAL SHIP LEASE 65 LLC, GLOBAL SHIP LEASE 66 LLC, GLOBAL SHIP LEASE 72 LLC, GLOBAL SHIP LEASE 73 LLC, GLOBAL SHIP LEASE 74 LLC and GLOBAL SHIP LEASE 75 LLC – US$85,000,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is the Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.
2	We wish to borrow the Loan on the following terms:

Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day)

Amount: $[●] or, if less, the Available Facility

Interest Period: [●]

174	EUROPE/78117511v9

3	You are authorised and requested to deduct from the Loan prior to funds being remitted the following amounts set out against the following items:

Deductible Items $

Arrangement fee $850,000

Net proceeds of Loan _____________

4	We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) of the Agreement as they relate to the Loan to which this Utilisation Request refers is satisfied on the date of this Utilisation Request.
5	The net proceeds of the Loan should be credited to [account].
6	This Utilisation Request is irrevocable.

Yours faithfully

____________________

[●]
authorised signatory for

Zeus One Marine LLC

____________________

[●]
authorised signatory for

Hephaeustus Marine LLC

____________________

[●]
authorised signatory for

Pericles Marine LLC

____________________

[●]
authorised signatory for

Global Ship Lease 55 LLC

175	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Global Ship Lease 57 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 58 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 59 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 60 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 61 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 62 LLC

176	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Global Ship Lease 63 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 64 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 65 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 66 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 72 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 73 LLC

177	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Global Ship Lease 74 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 75 LLC

178	EUROPE/78117511v9

Part B

Selection Notice

From: ZEUS ONE MARINE LLC

HEPHAESTUS MARINE LLC

PERICLES MARINE LLC

GLOBAL SHIP LEASE 55 LLC

GLOBAL SHIP LEASE 57 LLC

GLOBAL SHIP LEASE 58 LLC

GLOBAL SHIP LEASE 59 LLC

GLOBAL SHIP LEASE 60 LLC

GLOBAL SHIP LEASE 61 LLC

GLOBAL SHIP LEASE 62 LLC

GLOBAL SHIP LEASE 63 LLC

GLOBAL SHIP LEASE 64 LLC

GLOBAL SHIP LEASE 65 LLC

GLOBAL SHIP LEASE 66 LLC

GLOBAL SHIP LEASE 72 LLC

GLOBAL SHIP LEASE 73 LLC

GLOBAL SHIP LEASE 74 LLC

GLOBAL SHIP LEASE 75 LLC

To: UBS AG

Dated: [●]

Dear Sirs

ZEUS ONE MARINE LLC, HEPHAESTUS MARINE LLC, PERICLES MARINE LLC, GLOBAL SHIP LEASE 55 LLC, GLOBAL SHIP LEASE 57 LLC, GLOBAL SHIP LEASE 58 LLC, GLOBAL SHIP LEASE 59 LLC, GLOBAL SHIP LEASE 60 LLC, GLOBAL SHIP LEASE 61 LLC, GLOBAL SHIP LEASE 62 LLC, GLOBAL SHIP LEASE 63 LLC, GLOBAL SHIP LEASE 64 LLC, GLOBAL SHIP LEASE 65 LLC, GLOBAL SHIP LEASE 66 LLC, GLOBAL SHIP LEASE 72 LLC, GLOBAL SHIP LEASE 73 LLC, GLOBAL SHIP LEASE 74 LLC and GLOBAL SHIP LEASE 75 LLC – US$85,000,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.
2	We request [that the next Interest Period for the Loan be [●]] OR [an Interest Period for a part of the Loan in an amount equal to [●] (which is the amount of the Repayment Instalment next due) ending on [●] (which is the Repayment Date relating to that Repayment Instalment) and that the Interest Period for the remaining part of the Loan shall be [●]].
3	This Selection Notice is irrevocable.

Yours faithfully

____________________

[●]
authorised signatory for

Zeus One Marine LLC

179	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Hephaeustus Marine LLC

____________________

[●]
authorised signatory for

Pericles Marine LLC

____________________

[●]
authorised signatory for

Global Ship Lease 55 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 57 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 58 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 59 LLC

180	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Global Ship Lease 60 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 61 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 62 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 63 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 64 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 65 LLC

181	EUROPE/78117511v9

____________________

[●]
authorised signatory for

Global Ship Lease 66 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 72 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 73 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 74 LLC

____________________

[●]
authorised signatory for

Global Ship Lease 75 LLC

182	EUROPE/78117511v9

Schedule 4

Form of Transfer Certificate

To: UBS AG as Facility Agent

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [●]

Dear Sirs

ZEUS ONE MARINE LLC, HEPHAESTUS MARINE LLC, PERICLES MARINE LLC, GLOBAL SHIP LEASE 55 LLC, GLOBAL SHIP LEASE 57 LLC, GLOBAL SHIP LEASE 58 LLC, GLOBAL SHIP LEASE 59 LLC, GLOBAL SHIP LEASE 60 LLC, GLOBAL SHIP LEASE 61 LLC, GLOBAL SHIP LEASE 62 LLC, GLOBAL SHIP LEASE 63 LLC, GLOBAL SHIP LEASE 64 LLC, GLOBAL SHIP LEASE 65 LLC, GLOBAL SHIP LEASE 66 LLC, GLOBAL SHIP LEASE 72 LLC, GLOBAL SHIP LEASE 73 LLC, GLOBAL SHIP LEASE 74 LLC and GLOBAL SHIP LEASE 75 LLC – US$85,000,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2	We refer to Clause 30.5 (Procedure for transfer) of the Agreement:
(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 30.5 (Procedure for transfer) of the Agreement.
(b)	The proposed Transfer Date is [●].
(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) of the Agreement are set out in the Schedule.
3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 30.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.
6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

183	EUROPE/78117511v9

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details

for notices and account details for payments.]

[Existing Lender] [New Lender]

By: [●] By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

UBS AG

By: [●]

184	EUROPE/78117511v9

Schedule 5

Form of Assignment Agreement

To: UBS AG as Facility Agent and Zeus One Marine LLC, Hephaestus Marine LLC, Pericles Marine LLC, Global Ship Lease 55 LLC, Global Ship Lease 57 LLC, Global Ship Lease 58 LLC, Global Ship Lease 59 LLC, Global Ship Lease 60 LLC, Global Ship Lease 61 LLC, Global Ship Lease 62 LLC, Global Ship Lease 63 LLC, Global Ship Lease 64 LLC, Global Ship Lease 65 LLC, Global Ship Lease 66 LLC, Global Ship Lease 72 LLC, Global Ship Lease 73 LLC, Global Ship Lease 74 LLC and Global Ship Lease 75 LLC as Borrowers, for and on behalf of each Transaction Obligor

From: [the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Dated: [●]

Dear Sirs

ZEUS ONE MARINE LLC, HEPHAESTUS MARINE LLC, PERICLES MARINE LLC, GLOBAL SHIP LEASE 55 LLC, GLOBAL SHIP LEASE 57 LLC, GLOBAL SHIP LEASE 58 LLC, GLOBAL SHIP LEASE 59 LLC, GLOBAL SHIP LEASE 60 LLC, GLOBAL SHIP LEASE 61 LLC, GLOBAL SHIP LEASE 62 LLC, GLOBAL SHIP LEASE 63 LLC, GLOBAL SHIP LEASE 64 LLC, GLOBAL SHIP LEASE 65 LLC, GLOBAL SHIP LEASE 66 LLC, GLOBAL SHIP LEASE 72 LLC, GLOBAL SHIP LEASE 73 LLC, GLOBAL SHIP LEASE 74 LLC and GLOBAL SHIP LEASE 75 LLC – US$85,000,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.
2	We refer to Clause 30.6 (Procedure for assignment) of the Agreement:
(a)	the Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule;
(b)	the Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule;
(c)	the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above;
(d)	all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrowers or any other Transaction Obligor had against the Existing Lender.
3	The proposed Transfer Date is [●].
4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.
5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 39.2 (Addresses) of the Agreement are set out in the Schedule.
185	EUROPE/78117511v9

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 30.4 (Limitation of responsibility of Existing Lenders) of the Agreement.
7	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 30.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers) of the Agreement, to the Borrowers (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.
8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

186	EUROPE/78117511v9

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender] [New Lender]

By: [●] By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

UBS AG

By:

187	EUROPE/78117511v9

Schedule 6

Form of Compliance Certificate

To: UBS AG as Facility Agent

From: Global Ship Lease, Inc.

Dated: [●]

Dear Sirs

ZEUS ONE MARINE LLC, HEPHAESTUS MARINE LLC, PERICLES MARINE LLC, GLOBAL SHIP LEASE 55 LLC, GLOBAL SHIP LEASE 57 LLC, GLOBAL SHIP LEASE 58 LLC, GLOBAL SHIP LEASE 59 LLC, GLOBAL SHIP LEASE 60 LLC, GLOBAL SHIP LEASE 61 LLC, GLOBAL SHIP LEASE 62 LLC, GLOBAL SHIP LEASE 63 LLC, GLOBAL SHIP LEASE 64 LLC, GLOBAL SHIP LEASE 65 LLC, GLOBAL SHIP LEASE 66 LLC, GLOBAL SHIP LEASE 72 LLC, GLOBAL SHIP LEASE 73 LLC, GLOBAL SHIP LEASE 74 LLC and GLOBAL SHIP LEASE 75 LLC – US$85,000,000 Facility Agreement dated [●] 2025 (the "Agreement")

1	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2	We confirm that:
(a)	the Minimum Corporate Liquidity is $[●]; and
(b)	the Security Cover Ratio is [●] per cent.
3	[We confirm that no Default is continuing.]

Signed: ________________________

Chief Financial Officer

of

GLOBAL SHIP LEASE, INC.

188	EUROPE/78117511v9

Schedule 7

Details of the Ships

Ship name	Name of the Borrower	Type	IMO Number	Approved Flag	Approved Classification Society	Approved Classification
Orca I (that may be reflagged to Liberia)	Zeus One Marine LLC	Container ship	9318113	Panama	Rina Services	I X HULL X MACH, Container Ship, Unrestricted Navigation X VeriSTAR-HULL, X AUT-UMS, X AUT-PORT, MON-SHAFT, INWATERSURVEY, LASHING, SDS
Dolphin II	Hephaestus Marine LLC	Container ship	9318125	Panama	Rina Services	I X HULL X MACH, Container Ship, Unrestricted Navigation X VeriSTAR-HULL, X AUT-UMS, X AUT-PORT, MON-SHAFT, INWATERSURVEY, LASHING, SDS
Athena	Pericles Marine LLC	Container ship	9275361	Panama	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY; MON-SHAFT
GSL Susan	Global Ship Lease 55 LLC	Container ship	9349617	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY; MON-SHAFT
GSL Rossi	Global Ship Lease 57 LLC	Container ship	9565338	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; DANGEROUS GOODS; ICE CLASS ID; INWATERSURVEY; MON-SHAFT
GSL Alice	Global Ship Lease 58 LLC	Container ship	9509164	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; ICE CLASS ID; INWATERSURVEY; MON-SHAFT; PMS; TAS
GSL Melina	Global Ship Lease 59 LLC	Container ship	9509152	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; DANGEROUS GOODS; GREEN PLUS; ICE CLASS ID; INWATERSURVEY; MON-SHAFT
GSL Eleftheria	Global Ship Lease 60 LLC	Container ship	9509140	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; BWM-E – dilution; BWM-E – sequential; ICE CLASS ID; INWATERSURVEY; MON-SHAFT
GSL Mercer	Global Ship Lease 61 LLC	Container ship	9337274	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY
GSL Mamitsa	Global Ship Lease 62 LLC	Container ship	9338084	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY
GSL Lalo	Global Ship Lease 63 LLC	Container ship	9330525	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY
GSL Elizabeth	Global Ship Lease 64 LLC	Container ship	9308429	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; BWM-T; INWATERSURVEY; MON-SHAFT
GSL Chloe	Global Ship Lease 65 LLC	Container ship	9506382	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation; INWATERSURVEY; MON-SHAFT
GSL Maren	Global Ship Lease 66 LLC	Container ship	9504592	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-UMS; INWATERSURVEY;
189	EUROPE/78117511v9

GSL Alexandra	Global Ship Lease 72 LLC	Container ship	9260457	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; AUT-UMS; INWATERSURVEY; MON-SHAFT; X SYS-NEQ-1
GSL Sofia	Global Ship Lease 73 LLC	Container ship	9260421	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; AUT-UMS; INWATERSURVEY; MON-SHAFT; X SYS-NEQ-1
GSL Effie	Global Ship Lease 74 LLC	Container ship	9260433	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; AUT-UMS; INWATERSURVEY; MON-SHAFT; X SYS-NEQ-1
GSL Lydia	Global Ship Lease 75 LLC	Container ship	9260419	Liberia	Rina Services	C X Container Ship; Unrestricted Navigation, X AUT-CCS; AUT-UMS; INWATERSURVEY; MON-SHAFT; X SYS-NEQ-1

190	EUROPE/78117511v9

Schedule 8

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 10.1 (Selection of Interest Periods))	Five Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or by no later than 11 a.m. Swiss time three Business Days before the expiry of the preceding Interest Period (Clause 10.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation)	Two Business Days before the intended Utilisation Date.
191	EUROPE/78117511v9

Schedule 9

Risk Free Rate Terms

Cost of funds as a fallback	Cost of funds will not apply as a fallback.

Definitions
Additional Business Days:	An RFR Banking Day.
Forward Rate Break Costs:

For the purposes of Clause 11.2 (Break Costs), in relation to all or part of a Forward Rate Loan which is paid by the Borrowers on a day prior to the last day of an Interest Period for that Forward Rate Loan, the amount (if any) by which:

(a)                the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in that Forward Rate Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Forward Rate Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Compounded Rate Break Costs:	None other than the fee specified in Clause 12.1 (Prepayment Fee).
Business Day Conventions (definition of "month" and Clause 10.3 (Non-Business Days)):	(a) If any period is expressed to accrue by reference to a month or any number of months then, in respect of the last month of that period:
192	EUROPE/78117511v9

(i) subject to sub-paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;
(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
(b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
Central Bank Rate:

(c)                The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(d)                if that target is not a single figure, the arithmetic mean of:

(i)                  the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)                the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Facility Agent, or by any other Finance Party which agrees to do so in place of the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.
193	EUROPE/78117511v9

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent (or by any other Finance Party which agrees to do so in place of the Facility Agent) of:

(a)                the RFR for that RFR Banking Day; and

(b)                the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or

(b)                if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)                  the Central Bank Rate for that RFR Banking Day; and

(ii)                the applicable Central Bank Rate Adjustment; or

(c)                if paragraph (a) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)                  the most recent Central Bank Rate; and

(ii)                the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be zero.

Forward Rate:	The term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).
Interest Periods:
Length of Interest Period in absence of selection paragraph (c) of Clause 10.1 (Selection of Interest Periods):	3 months
Periods capable of selection as Interest Periods (paragraph (d) of Clause 10.1 (Selection of Interest Periods)):	3 months
Lookback Period:	Five RFR Banking Days.
194	EUROPE/78117511v9

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).
RFR Banking Day:

Any day other than:

(a)                a Saturday or Sunday; and

(b)                a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

195	EUROPE/78117511v9

Schedule 10

Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for the Loan or any part of the Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

"UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

" UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:

"" means the number of RFR Banking Days in the Cumulation Period;

196	EUROPE/78117511v9

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to , each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tni" has the meaning given to that term above.

197	EUROPE/78117511v9

Execution Pages

BORROWERS

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
ZEUS ONE MARINE LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
HEPHAESTUS MARINE LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
PERICLES MARINE LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 55 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

198	EUROPE/78117511v9

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 57 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 58 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 59 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 60 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

199	EUROPE/78117511v9

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 61 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 62 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 63 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 64 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

200	EUROPE/78117511v9

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 65 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 66 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 72 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 73 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

201	EUROPE/78117511v9

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 74 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE 75 LLC		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

GUARANTOR

SIGNED	/s/ Aikaterini C. Emmanouil	)
by	Aikaterini C. Emmanouil	)
Attorney-in-fact		)
for and on behalf of		)
GLOBAL SHIP LEASE, INC.		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

ORIGINAL LENDERS

SIGNED	/s/ Vasiliki Emiri	)
by	Vasiliki Emiri	)
Attorney-in-fact		)
for and on behalf of		)
UBS AG		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

202	EUROPE/78117511v9

FACILITY AGENT

SIGNED	/s/ Vasiliki Emiri	)
by	Vasiliki Emiri	)
Attorney-in-fact		)
for and on behalf of		)
UBS AG		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

SECURITY AGENT

SIGNED	/s/ Vasiliki Emiri	)
by	Vasiliki Emiri	)
Attorney-in-fact		)
for and on behalf of		)
UBS AG		)
in the presence of:		)

Witness' signature:	/s/ Michail Arkadis	)
Witness' name:	Michail Arkadis	)
Witness' address:	348, Syngrou Avenue Kallithea 176 74, Athens - Greece	)

203	EUROPE/78117511v9